Exhibit 99.1

ASPEN INSURANCE HOLDINGS LIMITED

Notice of 2011 Annual General Meeting of Shareholders
and
Proxy Statement

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2011
PROXY STATEMENT ANNUAL GENERAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
EXECUTIVE COMPENSATION
Summary Compensation Table (1)
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
POLICY ON SHAREHOLDER PROPOSALS FOR DIRECTOR CANDIDATES AND EVALUATION OF DIRECTOR CANDIDATES
BENEFICIAL OWNERSHIP
PERFORMANCE GRAPH
ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FOR ELECTION OF DIRECTORS
APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
APPROVAL OF THE 2011 SHARE INCENTIVE PLAN

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2011

To our Shareholders:

The annual general meeting of shareholders (the “Shareholders”) of Aspen Insurance Holdings Limited (the “Company” or “Aspen Holdings”) will be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda on April 28, 2011 at 12.00 p.m. Bermuda time (the “Annual General Meeting”) for the following purposes:

1.	To put to the shareholders a non-binding advisory Say-On-Pay vote;

2.	To re-elect Mr. Christopher O’Kane, Mr. John Cavoores, Mr. Liaquat Ahamed, and Ms. Heidi Hutter and to elect Mr. Albert Beer as Class I directors of the Company;

3.	To re-appoint KPMG Audit plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm;

4.	To approve the 2011 Share Incentive Plan; and

5.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the financial statements of the Company for the year ended December 31, 2010 pursuant to the provisions of the Bermuda Companies Act of 1981 and the Company’s Bye-Laws.

The close of business on March 1, 2011 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of Shareholders entitled to vote at the Annual General Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Aspen Insurance Holdings Limited, c/o BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250, in the accompanying envelope, which does not require postage if mailed in the United States. Shareholders who appear on the Company’s register may also vote their ordinary shares by telephone or over the Internet. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their ordinary shares in a brokerage account or through a nominee will also likely have the added flexibility of directing the voting of their ordinary shares by telephone or over the Internet.

By Order of the Board of Directors,

Patricia Roufca
Secretary

Hamilton, Bermuda
March 18, 2011

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 28, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be
Held on April 28, 2011

The proxy statement and annual report to security holders are available at www.aspen.bm

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Aspen Insurance Holdings Limited (the “Company”) to be voted at our annual general meeting of shareholders (the “Shareholders”) to be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11 Bermuda on April 28, 2011 at 12:00 p.m. Bermuda time, or at such other meeting upon any postponement or adjournment thereof (the “Annual General Meeting”). Directions to the meeting may be obtained by contacting the Company at 441-295-8201. This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about March 18, 2011. These proxy materials, along with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are also available for viewing at www.aspen.bm.

As of March 1, 2011, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 70,593,412 ordinary shares of the Company, par value U.S. 0.15144558¢ per share (the “ordinary shares”), issued and outstanding. The ordinary shares are our only class of equity securities outstanding currently entitled to vote at the Annual General Meeting.

Holders of ordinary shares are entitled to one vote for each share held on each matter to be voted upon by the Shareholders at the Annual General Meeting. Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a 9.5% U.S. Shareholder is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the “Code”)) whose “controlled shares” (as defined below) constitute nine and one-half percent or more of the voting power of all ordinary shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

Because the applicability of the voting power reduction provisions to any particular Shareholder depends on facts and circumstances that may be known only to the Shareholder or related persons, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.

In order to determine the number of controlled shares owned by each Shareholder, we are authorized to require any Shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any Shareholder’s voting rights are to be adjusted pursuant to the Company’s Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any Shareholder failing to respond to such a request or submitting incomplete or inaccurate information.

“Controlled shares” will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).

The presence of one or more Shareholders in person or by proxy holding at least 50% of the voting power (that is the number of maximum possible votes of the Shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued and outstanding ordinary shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, it is currently expected that there will be no adjustments to the voting power of any of the Company’s Shareholders. Therefore, every Shareholder will be entitled to one vote for each ordinary share held by such Shareholder on each matter to be voted upon.

At the Annual General Meeting, Shareholders will be asked to take the following actions:

1.  To vote FOR the approval of compensation of the Company’s Named Executive Officers, as disclosed in our annual report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2011, as part of the non-binding advisory vote for Say-On-Pay.

2.  To vote FOR the re-election of Mr. Christopher O’Kane, Mr. John Cavoores, Mr. Liaquat Ahamed, and Ms. Heidi Hutter and the election of Mr. Albert Beer as Class I directors of the Company.

3.  To vote FOR the appointment of KPMG Audit plc (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and to authorize the Board through the Audit Committee (the “Audit Committee”) to set the remuneration for the independent registered public accounting firm.

4.  To vote FOR the adoption of the 2011 Share Incentive Plan.

At the Annual General Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

Each of the proposals requires an affirmative vote of the majority of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67). The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the meeting, in accordance with our Bye-Laws.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with the Companies Act 1981 of Bermuda and Bye-Law 139 of the Company, the Company’s financial statements for the year ended December 31, 2010 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by Shareholders, and no such approval will be sought at the meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual General Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her to inform such person of this appointment.

Each ordinary share represented by a properly executed proxy which is returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later-dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a Shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in “street name” by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.

To the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the “NYSE”) that hold ordinary shares in street name for such beneficial owners may not vote in their discretion upon any of the proposals. Any “broker non-votes” and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Annual General Meeting. Generally, “broker non-votes” occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Shareholders who are represented may adjourn the Annual General Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

We will bear the cost of solicitation of proxies. We have engaged Phoenix Advisory Partners to be our proxy solicitation agent. For these services, we will pay Phoenix Advisory Partners a fee of approximately $6,000, plus reasonable expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT

Board of Directors of the Company

Pursuant to provisions that were in our bye-laws and a shareholders’ agreement by and among us and certain shareholders prior to our initial public offering in 2003, certain of our shareholders had the right to appoint or nominate and remove directors to serve on our Board of Directors. Mr. Cormack was appointed director by Candover, one of our founding shareholders. After our initial public offering, no specific shareholder has the right to appoint or nominate or remove one or more directors pursuant to an explicit provision in our bye-laws or otherwise.

Our bye-laws provide for a classified Board of Directors, divided into three classes of directors, with each class elected to serve a term of three years. Our incumbent Class I Directors were elected at our 2008 annual general meeting (with the exception of Albert Beer who was recently appointed by the Board) and are scheduled to serve until our 2011 annual general meeting. Our incumbent Class II Directors were elected at our 2009 annual general meeting and are scheduled to serve until our 2012 annual general meeting. Our incumbent Class III Directors were elected at our 2010 annual general meeting and will be subject for re-election at our 2013 annual general meeting.

We have provided information below about our directors including their ages, committee positions, business experience for the past five years and the names of other publicly-held companies on which they serve, or have served, as director for the past five years. We have also provided information regarding each director’s specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that each should serve as a director.

As of February 15, 2011, we had the following directors on our Board of Directors and committees:

						Corporate
						Governance
Name	Age	Director Since	Audit		Compensation	& Nominating	Investment	Risk

Class I Directors:
Christopher O’Kane	56	2002
Heidi Hutter	53	2002	✓					Chair
David Kelso	58	2005	✓			✓		✓
John Cavoores	53	2006						✓
Liaquat Ahamed	58	2007					Chair	✓
Albert Beer	60	2011	✓	(1)				✓	(1)
Class II Directors:
Julian Cusack	60	2002					✓	✓
Glyn Jones	58	2006					✓
Richard Houghton	45	2007					✓
Class III Directors:
Ian Cormack	63	2003	Chair		✓			✓
Matthew Botein	37	2007			✓	✓	✓
Richard Bucknall	62	2007	✓		Chair	✓
Peter O’Flinn	58	2009	✓			Chair

(1)	Effective February 4, 2011.

Glyn Jones.  With effect from May 2, 2007, Mr. Jones was appointed as Chairman. Mr. Jones has been a director since October 30, 2006. He also has served as a non-executive director of Aspen U.K. since December 4, 2006. Since July 25, 2008, Mr. Jones has served as Chairman of Hermes Fund Managers. Mr. Jones is also the Chairman of Towry Holdings Limited and was recently appointed as Chairman of BT Pension Scheme Management Ltd. Mr. Jones was most recently the Chief Executive Officer of Thames River Capital.

From 2000 to 2004, he served as Chief Executive Officer of Gartmore Investment Management in the U.K. Prior to Gartmore, Mr. Jones was Chief Executive of Coutts NatWest Group and Coutts Group, which he joined in 1997, and was responsible for strategic leadership, business performance and risk management. In 1991, he joined Standard Chartered, later becoming the General Manager of Global Private Banking. Mr. Jones was a consulting partner with Coopers & Lybrand/Deloitte Haskins & Sells Management Consultants from 1981 to 1990.

Mr. Jones has over 23 years of experience within the financial services sector. He is the former CEO of a number of large, regulated, international financial services groups, such as Gartmore Investment Management and Coutts Natwest Group and currently serves as chairman of the board in a number of other financial services companies. As a result, Mr. Jones provides the Board leadership for a complex, global and regulated financial services business such as ours.

Christopher O’Kane.  Mr. O’Kane has been our Chief Executive Officer and a director since June 21, 2002. He was also the Chief Executive Officer of Aspen U.K. until January 2010 and was Chairman of Aspen Bermuda until December 2006. Prior to the creation of Aspen Holdings, from November 2000 until June 2002, Mr. O’Kane served as a director of Wellington and Chief Underwriting Officer of Lloyd’s Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O’Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O’Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O’Kane began his career as a Lloyd’s broker.

Mr. O’Kane has 30 years of experience in the specialty re/insurance industry and is both a co-founder of our Company’s business and its founding CEO. Mr. O’Kane brings his market experience and industry knowledge to Board discussions and is also directly accountable to the Board for the day-to-day management of the Company and the implementation of business strategy.

Richard Houghton.  Mr. Houghton joined us as our Chief Financial Officer on April 30, 2007 and has been a director since May 2, 2007. He was previously at Royal Bank of Scotland Group plc (“RBS”), where he was Chief Operating Officer, RBS Insurance from 2005 to March 2007, responsible for driving operational efficiency across the finance, IT, risk, HR, claims and actuarial functions of this division. Previously, he was Group Finance Director, RBS Insurance from 2004 to 2005. Mr. Houghton was also Group Finance Director of Ulster Bank, another subsidiary of RBS from 2003 to 2004. While at RBS, Mr. Houghton was also a member of the Board of various of its subsidiaries. He began his professional career as an accountant at Deloitte & Touche where he spent 10 years working in audit, corporate finance and recovery. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

Mr. Houghton is a qualified accountant with over 22 years of broad industry experience. He has held a number of finance and operations roles across the financial services industry. As our Chief Financial Officer, it is important for the Board to have direct interaction with Mr. Houghton to understand the financial performance of the Company and the impact of underwriting and investment performance on the Company’s results.

Liaquat Ahamed.  Mr. Ahamed has been a director since October 31, 2007. Mr. Ahamed has a background in investment management with leadership roles that include heading the World Bank’s investment division. From 2004, Mr. Ahamed has been an adviser to the Rock Creek Group, an investment firm based in Washington D.C. From 2001 to 2004, Mr. Ahamed was the Chief Executive Officer of Fischer Francis Trees & Watts, Inc., a subsidiary of BNP Paribas specializing in institutional single and multi-currency fixed income investment portfolios. Mr. Ahamed is a director of the Rohatyn Group and related series of funds, and a member of the Board of Trustees at the Brookings Institution.

Mr. Ahamed has over 27 years of experience in investment management and has previously served as a Chief Investment Officer and Chief Executive Officer of Fischer Francis Trees & Watts, Inc., an international fixed income business. Mr. Ahamed’s investment management experience provides the Board with experience to oversee the Company’s investment decisions, strategies and investment risk appetite. As a result of this, Mr. Ahamed also serves as the Chair of the Investment Committee.

Albert J. Beer.  Mr. Beer has been a director since February 1, 2011. Since 2006, Mr. Beer has been the Michael J Kevany/XL Professor of Insurance and Actuarial Science at St John’s University School of Risk Management. From 1992 to 2006, Mr. Beer held various senior executive positions at American Re-Insurance Corporation (Munich Re America). Previously, from 1989 to 1992, Mr. Beer held various positions at Skandia — America Reinsurance Company, including that of Chief Actuary. Mr. Beer has been a member of the Actuarial Standards Board, which promulgates standards for the actuarial profession in the United States, since 2008 and its Chair since 2010. Mr. Beer is also a director of the Casualty Actuary Society since 2008. He is also the Vice-Chair of United Educators Insurance Company since 2006. Mr. Beer previously served as a member of the Board of the American Academy of Actuaries and the Actuarial Foundation, where he has been a trustee emeritus since 2009.

Mr. Beer has over 30 years of actuarial experience in the insurance industry. Mr. Beer’s roles at American Re-Insurance Corporation included the active supervision of principal financial and accounting officers. In addition, Mr. Beer has extensive experience in reserving matters, which constitute the principal subjective assessments within the Company’s accounts. As a result, Mr Beer also serves as a designated financial expert on the Company’s Audit Committee.

Matthew Botein.  Mr. Botein has been a director since July 25, 2007. Mr. Botein is currently a Managing Director and is head of BlackRock Alternative Investors (BAI). BAI includes BlackRock’s hedge funds and opportunistic funds, funds of hedge funds, private equity, funds of private funds, real estate, real asset, currency and commodity funds. Mr. Botein is also head of BlackRock’s Special Situations Investment Group. From 2003 until June 30, 2009, Mr. Botein was associated with Highfields Capital Management LP, a Boston-based private investment partnership, most recently as a Managing Director and a member of the firm’s Management Committee, where he was responsible for a portfolio of financial services investments, as well as certain other private equity holdings. Prior to joining Highfields, he was a member in the private equity department of The Blackstone Group from March 2000 to March 2003. He currently serves on the Boards of CoreLogic, Inc., PennyMac Mortgage Investment Trust and its sponsor, Private National Mortgage Acceptance Company, LLC. He was previously a member of the Board of Integro Limited, an insurance broker and Cyrus Reinsurance Holdings Limited, Cyrus Reinsurance Holdings II Limited, “sidecars” Highfields formed with XL Capital (as well as its operating subsidiary) and First American Corporation. He was also previously a member of our Board from our formation until 2003. Mr. Botein also serves on the Board of Trustees of Beth Israel Deaconess Medical Center, the CareGroup/CJP Board of Managers and the Exceptional Care Without Exception Trust of Boston Medical Center.

Mr. Botein has over 10 years of experience within the spheres of corporate finance, private equity and asset management. As a result, Mr. Botein provides the Board with a broad range of relevant business experience with specific focus on investor relations matters, capital management initiatives and investment decisions.

Richard Bucknall.  Mr. Bucknall has been a director since July 25, 2007, a director of Aspen U.K. since January 14, 2008 and a director of AMAL since February 28, 2008. Mr. Bucknall retired from Willis Group Holdings Limited where he was Vice Chairman from February 2004 to March 2007 and Group Chief Operating Officer from January 2001 to December 2006. While at Willis, Mr. Bucknall served as director on various Boards within the Willis Group. He was also previously Chairman/Chief Executive Officer of Willis Limited from May 1999 to March 2007. Mr. Bucknall is currently the non-executive Chairman of FIM Services Limited and the non-executive Chairman of the XIS Group (Ins-Sure Holdings Limited, Ins-Sure Services Limited, London Processing Centre Ltd and LSPO Limited).He is also a non-executive director of Tokio Marine Europe Insurance Limited. He was also previously a director of Kron AS. He is a Fellow of the Chartered Insurance Institute.

Mr. Bucknall has over 40 years of experience within the re/insurance broking industry and latterly served as Group Chief Operating Officer of the Willis Group. Since our revenues are primarily derived from brokers, Mr. Bucknall’s background in the insurance broking industry provides the Board with an experienced perspective on broking relationships and their ability to impact our trading operations. Given his broad background across a number of operational disciplines, Mr. Bucknall serves as the Chair of our Compensation Committee.

John Cavoores.  Mr. Cavoores has been a director since October 30, 2006. As of October 5, 2010, Mr. Cavoores was also appointed as Co-CEO of Aspen Insurance, focusing on Aspen Insurance’s casualty and professional lines and U.S. property businesses. Mr. Cavoores has executive oversight for Aspen Insurance’s U.S. platform. Mr. Cavoores was previously an advisor to Blackstone (from September 2006 until March 15, 2010). During 2006, Mr. Cavoores was a Managing Director of Century Capital, a Boston-based private equity firm. Mr. Cavoores previously served as President and Chief Executive Officer of OneBeacon Insurance Company, a subsidiary of the White Mountains Insurance Group, from 2003 to 2005. He was employed with OneBeacon from 2001 to 2005. Among his other positions, Mr. Cavoores was President of National Union Insurance Company, a subsidiary of AIG, Inc. He spent 19 years at Chubb Insurance Group, where he served as Chief Underwriting Officer, Executive Vice President and Managing Director of overseas operations, based in London. Mr. Cavoores served as a director of Cyrus Reinsurance Holdings from 2007 through 2009 and currently is a director of Alliant Insurance Holdings.

Mr. Cavoores has over 30 years of experience within the insurance industry having formerly served as CEO of OneBeacon Insurance, a subsidiary of White Mountains. As a result, Mr. Cavoores provides the Board with broad ranging business experience with particular focus on insurance matters and strategies within the U.S.

Ian Cormack.  Mr. Cormack has been a director since September 22, 2003 and has served also as a non-executive director of Aspen U.K. since 2003. From 2000 to 2002, he was Chief Executive Officer of AIG Inc.’s insurance financial services and asset management division in Europe. From 1997 to 2000, he was Chairman of Citibank International plc and Co-Head of the Global Financial Institutions Client Group at Citigroup. He was also Country Head of Citicorp in the United Kingdom from 1992 to 1996. Mr. Cormack is also a director of Phoenix Group Holdings Ltd (previously Pearl Group Ltd.), Phoenix Life Holdings Ltd and Qatar Financial Centre Authority. Mr. Cormack is also a non-executive chairman and audit committee member of Maven Income and Growth VCT 4 plc. He also serves as chairman of Entertaining Finance Ltd. and Carbon Reductions Ltd and deputy chairman of Qatarlyst. He previously served as Chairman of CHAPS, the high value clearing system in the United Kingdom, as a member of the Board of Directors of Clearstream (Luxembourg), Bank Training and Development Ltd., Klipmart Corp and as a member of Millennium Associates AG’s Global Advisory Board. He was also previously a non-executive director of MphasiS BFL Ltd. (India), Europe Arab Bank Ltd., Pearl Assurance, London Life Assurance, National Provident Insurance and National Provident Life. He was a member of the U.K. Chancellor’s City Advisory Panel from 1993 to 1998.

Mr. Cormack has over 40 years of broad ranging international experience in both the banking and insurance sectors having held senior roles at both Citigroup and AIG, Inc. Mr. Cormack also serves on the boards of a number of internationally focused companies and brings his broad ranging global experience to Board debate. Given his wide ranging experience, Mr. Cormack also serves as Chair of our Audit Committee.

Julian Cusack, Ph.D.  Mr. Cusack has been our Chief Risk Officer since January 14, 2010. He was our Chief Operating Officer from May 1, 2008 to January 14, 2010, and has been a director since June 21, 2002. He has also been the Chief Executive Officer of Aspen Bermuda since 2002 and was appointed Chairman of Aspen Bermuda in December 2006. Previously Mr. Cusack was our Chief Financial Officer from June 21, 2002 to April 30, 2007. From 2002 until March 31, 2004, he was also Finance Director of Aspen U.K. Mr. Cusack previously worked with Wellington where he was Managing Director of Wellington Underwriting Agencies Ltd. (“WUAL”) from 1992 to 1996, and in 1994 joined the Board of Directors of Wellington Underwriting Holdings Limited. He was Group Finance Director of Wellington Underwriting plc from 1996 to 2002. Mr. Cusack is a director and audit committee member of Hardy Underwriting Bermuda Limited. He is also a director of Parhelion Capital Limited, in which we have a minority investment, and Parhelion Underwriting Limited.

Mr. Cusack has over 28 years’ experience within the re/insurance industry having held a number of senior roles previously at Wellington. Mr. Cusack, a qualified accountant, is also a co-founder of our Company. Mr. Cusack currently serves as the Company’s Chief Risk Officer and has been Chair of our Reserve Committee (a management committee) until January 2011. Accordingly, he provides the Board with valuable input on the Company’s risk framework, risk tolerances and risk mitigation efforts, as well as providing an insight on our reserving practices.

Heidi Hutter.  Ms. Hutter has been a director since June 21, 2002 and has served as a non-executive director of Aspen U.K. since June 2002. On February 28, 2008, Ms. Hutter was appointed as a director and Chair of AMAL. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and Manager of Black Diamond Capital Partners since 2005. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York, where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd’s which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. She was previously a director of Aquila, Inc. and Talbot Underwriting and related corporate entities. Ms. Hutter currently serves as a director of Amerilife Group LLC and United Prosperity Life Insurance Company.

Ms. Hutter is a qualified actuary with over 30 years of experience within the re/insurance industry. Ms. Hutter is a recognized industry leader with relevant experience both in the U.S. and internationally. Ms. Hutter has particular experience of insurance at Lloyd’s having served as Project Director for the Equitas Project at Lloyd’s from 1993 to 1995, and having previously served on the Board of Talbot Underwriting Ltd. (corporate member and managing agent of Lloyd’s syndicate) from 2002 to 2007. As a result of her experience, Ms. Hutter provides the Board with insight on numerous matters relevant to insurance practice. Ms. Hutter also serves as Chair of AMAL, the managing agency of our Lloyd’s Syndicate 4711 and as Chair of our Risk Committee.

David Kelso.  Mr. Kelso has been a director since May 26, 2005. He was a founder, in 2003, of Kelso Advisory Services and currently serves as its Senior Financial Advisor. He also currently serves as a director of ExlService Holdings, Inc., Assurant Inc. and Sound Shore Fund Inc. From 2001 to 2003, Mr. Kelso was an Executive Vice President of Aetna, Inc. From 1996 to 2001, he was the Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. From 1992 to 1996, he first served as the Executive Vice President and Chief Financial Officer and later served as the Executive Vice President, Retail and Small Business Banking, of First Commerce Corporation. From 1982 to 1992, he was a Partner and the Head of North American Banking Practice of Gemini Consulting Group.

Mr. Kelso has over 30 years of experience in the financial services sector, where he previously served as the CFO at Chubb Corporation and has experience in accounting and finance impacting insurance companies. As a result of his experience, Mr. Kelso is also the designated financial expert on the Company’s Audit Committee. Mr. Kelso’s term as director ends at the Company’s next annual general meeting on April 28, 2011 and will not be standing for re-election.

Peter O’Flinn.  Mr. O’Flinn has been a director since April 29, 2009. He currently serves as a director and audit committee member of Sun Life Insurance and Annuity Company of New York, and of Euler ACI Holdings, Inc. From 1999 to 2003, Mr. O’Flinn was Co-Chair of LeBoeuf, Lamb, Greene and MacRae (now Dewey & LeBoeuf).

Mr. O’Flinn is a qualified lawyer with over 25 years of private practice experience. Mr. O’Flinn is a corporate lawyer and former Co-Chairman of LeBoeuf, Lamb, Greene & MacRae as well as former Chair of their Corporate Practice and provides extensive experience on legal matters relevant to both the re/insurance industry and public company legal matters generally. Mr. O’Flinn also provides the Board with input on corporate initiatives, regulatory and governance matters. As a result of his experience, Mr. O’Flinn serves as the Chair of our Corporate Governance and Nominating Committee.

Related Transactions

The review and approval of any direct or indirect transactions between Aspen and related persons is governed by the Company’s Code of Conduct, which provides guidelines for any transaction which may create a conflict of interest between us and our employees, officers or directors and members of their immediate family. Pursuant to the Code of Conduct, we will review personal benefits received, personal financial interest in a transaction and certain business relationships in evaluating whether a conflict of interest exists. The Audit Committee is responsible for applying the Company’s policy and approving certain individual transactions.

On January 22, 2010, we entered into a sale and purchase agreement to purchase APJ Continuation Limited (“APJ”) and its subsidiaries for an aggregate consideration of $4.8 million. The business writes a specialist book of K&R insurance which would complement our existing political and financial risk line of business. Mr. Villers, one of our executive officers, was previously a director of APJ and was a 30% shareholder of APJ.

Director Independence

Under the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Company currently qualifies as a foreign private issuer, and as such is not required to meet all of the NYSE Corporate Governance Standards. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as enumerated in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the director has no direct or indirect material relationship with the Company. Independence determinations are made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Our Board of Directors reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent. With respect to Mr. Botein, the Board of Directors considered his recent position with BlackRock, one of our investment advisors. In addition, the Board of Directors considered Mr. Cormack’s role as a non-executive director of Phoenix Group Holdings Ltd. (formerly Pearl Group Ltd.), Phoenix Life Holdings and Qatar Financial Centre Authority, as well as his positions as Chairman of Entertaining Finance Ltd., Carbon Reductions Ltd., Maven Income, Growth VCT 4 plc, and Deputy Chairman of Qatarlyst. With respect to Mr. Bucknall, the Board of Directors considered his role as a non-executive director of Tokio Marine Europe Insurance Limited, as well as his roles within the XIS Group.

The Board of Directors has made the determination that Messrs. Ahamed, Beer, Botein, Bucknall, Cormack, Kelso, O’Flinn and Ms. Hutter are independent and have no material relationships with the Company.

The Board of Directors has determined that the Audit Committee is comprised entirely of independent directors, in accordance with the NYSE Corporate Governance Standards. The NYSE Corporate Governance Standards require that all members of compensation committees and nominating and corporate governance committees be independent. As of the date of this report, all members of the Compensation Committee are independent and all members of our Corporate Governance and Nominating Committee are independent. As described above, Mr. Cavoores was a member of the Compensation Committee in 2010 until October 2010 where he ceased to be an independent director of the Company following his appointment as Co-CEO of Aspen Insurance. As a result, Mr. Cormack was appointed to the Compensation Committee to replace Mr. Cavoores.

Committees of the Board of Directors

Audit Committee:  Messrs. Cormack, Bucknall, Kelso, O’Flinn and Ms. Hutter. The Audit Committee has general responsibility for the oversight and supervision of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection and reviews the plan, fees and results of their audit. Mr. Cormack is Chairman of the Audit Committee. The Audit Committee held four meetings during 2010. The Board of Directors considers Mr. Kelso to be an “audit committee financial expert” as defined in the applicable regulations until his departure from the Audit Committee and the Board as of April 28, 2011. The Board of Directors has made the determination that Mr. Kelso is independent. Effective February 4, 2011, Mr. Beer is a member of the Audit Committee and the Board of Directors also considers Mr. Beer to be an “audit committee financial expert” as defined in the applicable regulations. Effective February 4, 2011, Mr. Beer became an additional member of our Audit Committee.

Compensation Committee:  Messrs. Bucknall, Botein, and Cormack. The Compensation Committee oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans. It determines compensation of the Company’s Chief Executive Officer, executive directors and key employees. Mr. Bucknall is the Chairman of the Compensation Committee. The Compensation Committee held five meetings during 2010. Mr. Cavoores was a member of the Compensation Committee in 2010 until October 2010 where he ceased to be an independent director of the Company following his appointment as Co-CEO of Aspen Insurance.

Investment Committee:  Messrs. Ahamed, Jones, Botein, Cusack and Houghton. The Investment Committee is an advisory committee to the Board of Directors which formulates our investment policy and oversees all of our significant investing activities. Mr. Ahamed is Chairman of the Investment Committee. The Investment Committee held four meetings during 2010.

Corporate Governance and Nominating Committee:  Messrs. Kelso, Botein and O’Flinn. The Corporate Governance and Nominating Committee, among other things, establishes the Board of Directors’ criteria for selecting new directors and oversees the evaluation of the Board of Directors and management. Mr. O’Flinn is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held four meetings during 2010. Effective February 4, 2011, Mr. Bucknall has become a member of the Corporate Governance and Nominating Committee.

Risk Committee:  Ms. Hutter, Messrs. Ahamed, Cavoores, Cormack, Cusack and Kelso. The Risk Committee’s responsibilities include the establishment of our risk management strategy, approval of our risk management framework, methodologies and policies, and review of our approach for determining and measuring our risk tolerances. Ms. Hutter is the Chair of the Risk Committee. The Risk Committee held four meetings during 2010. Effective February 4, 2011 Mr. Beer became an additional member of our Risk Committee.

The Board may also, from time to time, implement ad hoc committees for specific purposes.

Leadership Structure

We have separate CEO and Chairman positions in the Company. We believe that while the CEO is responsible for the day-to-day management of the Company, the Chairman, who is not an employee of the Company and who is not part of the Company’s management, provides the appropriate leadership role for the Board and is able to effectively facilitate the contribution of non-executive directors and constructive interaction between management (including executive directors) and the non-executive directors in assessing the Company’s performance, strategies and means of achieving them. As part of his leadership role, the Chairman is responsible for the Board’s effectiveness and sets the Board’s agenda in conjunction with the Chief Executive Officer.

Role in Risk Oversight

Risk Governance.  The Board of Directors considers effective identification, assessment, monitoring and mitigation of the risks facing our business to be key elements of its responsibilities and those of the CEO and management. The Board’s responsibility for oversight of the group’s risk management framework is enabled by management reporting processes that are designed to provide visibility to the Board and its Committees about key risks. Senior management regularly attend the Board meetings and are available to address any questions or concerns raised by the Board on risk management matters. The Board and its Committees also receive presentations from senior management on risk management efforts. In summary, the Board through its Committees oversees key risks to the business through a well established and comprehensive approach, which is described in greater detail below.

Board Committees.  The Board manages the key risks to the organization primarily through its Risk, Audit and Investment Committees. Each of the Committees is chaired by an independent director of the Company who also reports to the Board on the committees’ discussions and matters arising. Every director also receives all of the papers for each of the Committees.

The membership of the Board Committees is set out under Item 10 “Directors, Executive Officers of the Registrant and Corporate Governance.”

Risk Committee:  The purpose of the Committee is to assist the Board in its oversight duties in respect of the management of risk, including:

•	making recommendations to the Board regarding management’s proposals for the risk management framework, risk appetite, key risk limits and the use of economic capital models;

•	monitoring compliance with the agreed Group risk appetite and risk limits; and

•	oversight of the process of stress and scenario testing established by management.

Audit Committee:  This Committee is primarily responsible for assisting the Board in its oversight of the integrity of the financial statements. It is also responsible for reviewing the adequacy and effectiveness of the Company’s internal controls and receives regular reports from both internal and external audit in this regard.

Investment Committee:  This Committee is responsible for, among other things, setting and monitoring the group’s investment risk and asset allocation policies and ensuring that the Chairman of the Risk Committee is kept informed of such matters.

Management Committees.  The group also has a number of executive management committees which have oversight of risk and control effectiveness.

Group Executive Committee:  This is the main executive committee responsible for making proposals to the Board relating to the strategy and conduct of the business of the group. To assist in these duties, it receives regular reports from the Group Chief Risk Officer.

Capital Allocation Group:  This committee is primarily responsible for determining and allocating capital for the different lines of business. It also considers appropriate levels of risk limits for underwriting and other exposures for recommendation to the Risk Committee.

Reserve Committee:  This committee is responsible for managing reserving risk and recommending to executive management who then recommend to the Board and the Audit Committee the appropriate level of reserves to include in the group’s financial statements.

Underwriting Committee:  The purpose of the Underwriting Committee is to assist the Group Chief Executive Officer in his oversight duties in respect of underwriting risk and to advise insurance subsidiaries as to whether proposed risks comply with group policies.

Reinsurance Credit Committee:  This committee sets credit limits, reviews our credit analysts’ evaluation of insurance and reinsurance counterparties and approves acceptable financial strength ratings of our counterparties. Our risk management function monitors individual exposures in addition to credit and market risk accumulations compared to set tolerances.

Group Chief Risk Officer.  Our Group Chief Risk Officer, Julian Cusack, is a member of the Board and a member of the Risk Committee. His role includes providing the Board of Directors and the Risk Committee with input directly on risk management issues.

Compensation Consultants

The Compensation Committee appointed Towers Watson as its compensation consultants (the “2010 Compensation Consultants”) for 2010. The 2010 Compensation Consultants were engaged by the Compensation Committee to provide (i) input on the Compensation Discussion and Analysis, (ii) benchmarking analysis in respect of CEO, Chairman and non-executive director compensation, (iii) input on peer group filings, (iv) a review of the competitive market for executive positions and (v) input on performance targets under 2010 performance shares and bonus funding.

Executive Officers of the Company

The table below sets forth certain information concerning our executive officers as of February 15, 2011:

Name	Age	Position

Christopher O’Kane(1)	56	Chief Executive Officer of Aspen Holdings
Richard Houghton(1)	45	Chief Financial Officer of Aspen Holdings
Julian Cusack(1)	60	Chief Risk Officer of Aspen Holdings, Chief Executive Officer and Chairman of Aspen Bermuda
John Cavoores(1)	53	Co-CEO of Aspen Insurance
Brian Boornazian	50	CEO of Aspen Reinsurance
Michael Cain	38	Group General Counsel
James Few	39	President of Aspen Reinsurance, Chief Underwriting Officer of Aspen Bermuda
Karen Green	43	President and Chief Operating Officer, Aspen U.K. and AMAL Group Head of Corporate Development
Emil Issavi	38	Head of Casualty Reinsurance, Executive Vice President of Aspen Reinsurance
Rupert Villers	58	Co-CEO of Aspen Insurance
Stephen Postlewhite	39	Head of Risk
Kate Vacher	39	Director of Underwriting
Chris Woodman	49	Group Head of Human Resources and Marketing

(1)	Biography available above under “— Board of Directors of the Company” above.

Brian Boornazian.  Mr. Boornazian was appointed Head of Reinsurance in May 2006 and is CEO of Aspen Reinsurance. Since October 2005, Mr. Boornazian has also served as President of Aspen Re America. From January 2004 to October 2005, he was President of Aspen Re America, Property Reinsurance. Prior to joining us, from 1999 to January 2004, Mr. Boornazian was at XL Re America, where during his tenure there he acted in several capacities and was Senior Vice President, Chief Property Officer, responsible for property facultative and treaty, as well as marine, and Chief Marketing Officer.

Michael Cain.  Mr. Cain has served as our Group General Counsel since March 3, 2008. Prior to joining us, Mr. Cain served as Corporate Counsel and Company Secretary to Benfield Group Limited from 2002 to 2008. Previously, Mr. Cain worked at Barlow Lyde & Gilbert and Ashurst, law firms in London.

James Few.  Mr. Few is President of Aspen Reinsurance and has been our Head of Property Reinsurance since June 1, 2004 and Aspen Bermuda’s Chief Underwriting Officer since November 1, 2004. Before joining Aspen Bermuda, he had been an underwriter at Aspen U.K. since June 21, 2002. Mr. Few previously worked as an underwriter with Wellington from 1999 until 2002 and from 1993 until 1999 was an underwriter and client development manager at Royal & Sun Alliance.

Karen Green.  Ms. Green is President and Chief Operating Officer of Aspen U.K. and Managing Director of AMAL. She is also Group Head of Corporate Development and Office of the CEO. Ms. Green had joined us in March 2005 as Head of Strategy and Office of the CEO. In March 2008, Ms. Green was also appointed as Managing Director of AMAL, the managing agency of our Lloyd’s Syndicate 4711 and in

January 2010 as President and Chief Operating Officer of Aspen U.K. From 2001 until 2005, Ms. Green was a Principal with MMC Capital Inc. (now Stone Point Capital), a global private equity firm (formerly owned by Marsh and McLennan Companies Inc.). Prior to MMC Capital, Ms. Green was a director at GE Capital in London from 1997 to 2001, where she co-ran the Business Development team (responsible for mergers and acquisitions for GE Capital in Europe).

Emil Issavi.  Mr. Issavi was appointed Head of Casualty Reinsurance in July 2008, and is also Executive Vice President of Aspen Reinsurance. Since July 2006, Mr. Issavi has also served as Head of Casualty Treaty of Aspen Re America. Prior to joining us, from 2002 to July 2006, Mr. Issavi was at Swiss Re America, where during his tenure there he was Senior Treaty Account Executive responsible for various Global and National Property Casualty clients. Mr. Issavi began his reinsurance career at Gen Re as a Casualty Facultative Underwriter.

Stephen Postlewhite.  Mr. Postlewhite is Head of Risk and Chair of the Reserve Committee since January 2011 and was appointed Head of Risk Capital in September 2009. He was previously Deputy Chief Actuary and joined us in 2003. Prior to joining us, Mr. Postlewhite spent a year at the FSA working extensively on the development of the Individual Capital Assessment process for non-life insurers and nine years with KPMG, both in London and Sydney, working as a senior general insurance actuarial consultant, predominately on London market, Lloyd’s and reinsurance clients. He has been a fellow of the Institute of Actuaries since 2001. Prior to embarking on an actuarial career, Mr. Postlewhite worked as a management consultant for Andersen Consulting.

Kate Vacher.  Ms. Vacher is our Director of Underwriting. Previously, she was our Head of Group Planning from April 2003 to May 2006 and a property reinsurance underwriter since joining Aspen U.K. on September 1, 2002. Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and from 1995 until 1999 was an assistant underwriter at Syndicate 51.

Chris Woodman.  Since July 2005, Mr. Woodman has served as Group Head of Human Resources. In January 2010, Mr. Woodman took on additional responsibilities for the group marketing function. Prior to joining us, he was employed by Fidelity International from March 1995 to March 2005. He joined them as a Human Resources Manager, and was subsequently Human Resources Director, Research and Trading on secondment to Fidelity Management and Research Company in Boston, MA. He then returned to the United Kingdom as Director, Human Resources for the Investment and Institutional business at Fidelity International. Most recently, he was Managing Director, Human Resources, COLT Telecom from January 2003 to February 2005 on secondment from Fidelity International.

Rupert Villers.  Mr. Villers is Co-CEO of Insurance. He joined us in April 2009 as Global Head of Professional and Financial Lines. He has held a number of positions in the insurance industry. He co-founded SVB Holdings (subsequently renamed Novae Holdings) in 1986, and in his seventeen years there he was Chief Executive Officer from 1991 to 2002 and underwriter of Syndicate 1007 from January 1, 1997 to December 31, 1999. Most recently, he has been Chairman of APJ Continuation Ltd, a company he co-founded in 2005, whose major subsidiary, APJ (Asset Protection Jersey Limited) writes a specialist book of K&R insurance. Mr. Villers is a director of CertaAsig Holdings S.A. which is the parent of CertAsig Societate di Asigurare si Reasigurare S.A. (a Romanian insurance company).

Non-Management Directors

The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors meet independent of management. The non-management directors include all our independent directors and Mr. Jones, our Chairman. The non-management directors held four executive sessions during 2010. Mr. Jones, our Chairman, presided at each executive session. Shareholders of the Company and other interested parties may communicate any queries or concerns to the non-management directors by sending written communications by mail to Mr. Jones, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829. In 2010, we held also one executive session comprised solely of independent directors.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of the committees. Each director is expected to attend each of our regularly scheduled meeting of the Board of Directors and its constituent committees on which that director serves and our annual general meeting of shareholders. All directors attended the annual general meeting of shareholders in 2010. Four meetings of the Board of Directors were held in 2010. All of the directors, other than Mr. Ahamed, attended at least 75% of the meetings of the Board of Directors and meetings of all committees on which they serve.

Mr. Ahamed attended two of four Board and six of eight Committee meetings during 2010, equating to a total attendance of 67%. He planned to attend one further meeting of the Board during the year which would have taken his attendance to 75%. Heavy snow in the Washington area, however, closed the airport and prevented Mr. Ahamed from travelling to the Company’s offices in Bermuda for this meeting. In light of the Company’s tax operating guidelines, we determined that Mr. Ahamed should not attend the meeting by telephone in accordance with our intention to manage our business so that our holding company will operate in such a manner so as not to be subject to U.S. federal income tax. Mr. Ahamed was appointed to the Company’s Board of Directors in October 2007 and he attended 100% of the meetings of the Board and its committees in both 2008 and 2009.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We adopted a code of business conduct and ethics that applies to all of our employees including our Chief Executive Officer and Chief Financial Officer. We have also adopted corporate governance guidelines. We have posted the Company’s code of ethics and corporate governance guidelines on the Investor Relations page of the Company’s website at www.aspen.bm.

The charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are also posted on the Investor Relations page of our website at www.aspen.bm. Shareholders may also request printed copies of our code of business conduct and ethics, the corporate governance guidelines and the committee charters at no charge by writing to Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton, HM11, Bermuda.

Differences between NYSE Corporate Governance Rules and the Company’s Corporate Governance Practices

The Company currently qualifies as a foreign private issuer, and as such is not required to meet all of the NYSE Corporate Governance Standards. The following discusses the significant ways in which our corporate governance practices differ from those followed by companies under the NYSE Corporate Governance Standards and the Company’s corporate governance practices.

The NYSE Corporate Governance Standards require chief executive officers of U.S. domestic issuers to certify to the NYSE that he or she is not aware of any violation by the company of NYSE corporate governance listing standards. Because as a foreign private issuer we are not subject to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, the Company need not make such certification.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides information regarding the compensation program for our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated named executive officers (“NEOs”) for 2010.

This section describes the overall objectives of our compensation program, each element of compensation and key compensation decisions.

The Company has achieved considerable growth since its inception in 2002 and our compensation programs and plans have been designed to reward executives who contribute to the continuing success of the Company.

The Compensation Committee of our Board of Directors (the “Compensation Committee”) has responsibility for approving the compensation program for our NEOs. The charter of the Compensation Committee requires that there be three independent members of the Board on the Compensation Committee. We sought to appoint independent directors from the Board whose prior experience would add both value and different perspectives on compensation to the Compensation Committee. The current Compensation Committee consists of three independent directors: Richard Bucknall (Chair), Matthew Botein and Ian Cormack. Mr. Cavoores was a member of the Compensation Committee in 2010 until October 2010 when he ceased to be an independent director of the Company following his appointment as Co-CEO of Aspen Insurance.

Executive Summary

Our compensation policies continue to emphasize aligning our executives’ pay with our performance. In 2010, we achieved an ROE of 11.2% and a growth in book value of 15.6%, a sound result in light of market conditions in the insurance industry and taking into account that 2010 was the sixth largest loss year for catastrophe insured losses since 1980. Moreover, we made progress with regards to our strategic objectives, including embedding a revised group structure which we had announced in the beginning of 2010 and enhancing and building our insurance platform, which included the acquisition of a company which has licenses to write business on an admitted basis, the establishment of a Swiss insurance branch and a UK regional platform. Our key compensation outcomes reflected this performance and were consistent with our pay for performance philosophy.

The following highlights the key elements of our compensation program in 2010:

•	Salary: In light of the labor market conditions in the countries in which we operate and the state of the insurance and reinsurance markets, none of our NEOs received a salary increase in 2010;

•	Bonus: As we had an Operating ROE (as defined below) of 9.4%, the bonus pool funding was at 67.1%, which resulted in our paying bonuses generally below the individual “bonus potential” except for circumstances which warranted a higher payment for exceptional team and personal performance. The Compensation Committee exercised its discretion and approved an increase of $1 million dollars to the bonus pool. The purpose of this increase was to ensure the retention of key underwriting talent in both reinsurance and insurance;

•	Long-term incentive awards: Based on an ROE of 11.2%, 31.6% vested for the relevant portion of the 2007 and 2008 performance shares and 85.6% vested for the relevant portion of the 2009 and 2010 performance shares; and

•	Clawback: The Compensation Committee adopted a policy to clawback bonus and long-term incentive awards granted to our executive officers in 2010 and going forward in the case of a subsequent and material negative restatement of the Company’s published financial results as a result of fraud.

We encourage a performance-based culture throughout the Company, and at senior levels we have developed an approach to compensation that aligns the executive’s compensation with his or her performance and contribution to the results of the Company. As discussed below, we believe that the three elements of total direct compensation, base salary, annual bonus and long-term incentive awards, should be balanced such that each executive has the appropriate amount of pay that is performance contingent and longer-term. This relationship is illustrated in the table below which depicts each element of target and actual compensation; in each case a majority of the executive’s pay is delivered through performance-based compensation with a significant portion realized over more than one year. Equity awards in particular are intended to encourage aligning interests with shareholders and align executive pay with the value created for shareholders.

2010 NEO Compensation (1)

(1)	Consists of salary, bonus and incentive awards valued using the average of the high and low stock price on the date of grant; excludes “other compensation.”

Executive Compensation Program

The Company’s compensation program consists of the following five elements which are common to the market for executive talent and which are used by our competitors to attract, reward and retain executives.

•	base salary;

•	annual cash bonuses;

•	long-term incentive awards;

•	other stock plans; and

•	benefits and perquisites.

Our compensation policies are designed with the goal of maximizing shareholder value creation over the long-term. The basic objectives of our executive compensation program are to:

•	attract and retain highly skilled executives;

•	link compensation to achievement of the Company’s financial and strategic goals by having a significant portion of compensation be performance-based;

•	create commonality of interest between management and shareholders by tying substantial elements of compensation directly to changes in shareholder value over time in a sustainable manner that does not reward or appear to reward short-term behavior that may involve excessive risk taking;

•	maximize the financial efficiency of the overall program to the Company from a tax, accounting, and cash flow perspective;

•	ensure compliance with the highest standards of corporate governance; and

•	encourage executives to work hard for the success of the business and work effectively with clients and colleagues for the benefit of the business as a whole.

We seek to consider together all elements that contribute to the total compensation of NEOs rather than consider each element in isolation. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, cash bonus and stock programs. We actively seek market intelligence on all aspects of compensation and benefits.

All employees, including senior executives, are set challenging goals and targets both at an individual and team level, which they are expected to achieve, taking into account the dynamics that occur within the market and business environment. These goals include quantitative and qualitative measures. Although the bonus pool is funded through a formula, performance-related pay decisions are not formulaic and are based on a variety of indicators of performance, thus diversifying the risk associated with any single indicator. In particular, individual bonus awards are not tied to formulas that could focus NEOs, executives and employees on specific short-term outcomes that might encourage excessive risk taking.

Market Intelligence.  We believe that shareholders are best served when the compensation packages of senior executives are competitive but fair. By fair we mean that the executives will be able to understand that the compensation package reflects their market value and their personal contribution to the business. We seek to create a total compensation opportunity for NEOs with the potential to deliver actual total compensation at the upper quartile of peer companies for high performance relative to competitors and the Company’s internal business targets.

We review external market data to ensure that our compensation levels are competitive. Our sources of information include:

•	research of peer company annual reports on Form 10-K and similar filings for companies in our sector in the markets in which we operate;

•	publicly available compensation surveys from reputable survey providers;

•	advice and tailored research from compensation consultants; and

•	experience from recruiting senior positions in the market place.

To assist in making competitive comparisons, the Committee retained Towers Watson for 2010 as independent advisors to the Compensation Committee and to provide information regarding the compensation practices of our peer group (as defined below) against which we compete. The consultants were appointed in 2009 for services beginning in 2010 by the Compensation Committee following a selection process led by the Chair of the Compensation Committee. Towers Watson was used for advice to the Compensation Committee in respect of compensation practices both in the U.S. and the U.K. They reported to the Chair of the Compensation Committee and worked with management under the direction of the Chair. They were asked to provide overviews of our competitors’ compensation programs taken from public filings and to comment on management proposals on compensation awards for NEOs and recommendations on proposals relating to the long-term incentive programs and the funding of the employee bonus pool. We also participate in publicly available surveys produced by Hewitt New Bridge Street, Towers Watson and PricewaterhouseCoopers. These surveys are used to provide additional data on salaries, bonus levels and long-term incentive awards of other companies in our industry. Together with data provided by the independent advisors drawn from public filings of competitors, the survey data is used to assess the competitiveness of the compensation packages provided to our NEOs. We have also sought advice on specific ad hoc technical benefit issues from PricewaterhouseCoopers who provide services only to management in respect of advice on international compensation and taxation and benefits issues.

The Company predominantly competes for talent with companies based in Bermuda, the U.S. and the U.K., and we seek to understand the competitive practices in those different markets and the extent to which they apply to our senior executives. Our peer group for compensation purposes was reviewed and agreed upon by the Compensation Committee with consideration given to our strategy and the advice from Towers Watson.

Based on our review of companies that are similar to us in terms of size and business mix, we established a primary peer group of 12 companies to consider compensation against corporate performance. The peer group consists of:

U.S. & Bermuda
Allied World Assurance Company Holdings Limited
Arch Capital Group Ltd.
Axis Capital Holdings Ltd.
Endurance Specialty Holdings Ltd.
Everest Re Group, Ltd.
Alterra
Validus Holdings Limited
White Mountains Insurance Group

U.K.
Amlin Plc
Brit Insurance Holdings Plc
Catlin Group Limited
Hiscox Ltd.

We have also determined that it may be appropriate under certain circumstances to look at other companies, which we have defined as “near peers” to benchmark against very specific roles. We also compete with the companies in both the peer and near peer groups for talent and, thus, review compensation data available from publicly available sources when considering the competitiveness of the compensation of our executives and to keep informed of their compensation structures and practices.

The near peer group consists of the following:

U.S. & Bermuda
Montpelier Re Holdings Ltd.
PartnerRe Ltd.
Platinum Underwriters Holdings, Ltd.
RenaissanceRe Holdings Ltd.
Transatlantic Holdings, Inc.

U.K.
Beazley Group Plc

In respect of compensation awarded to our NEOs, benchmarking and compensation recommendations may be informed by this peer group although we will also consider specific features of the role of an executive which may not be informed solely through benchmarking.

Cash Compensation

Base Salary.  We pay base salaries to provide executives with a predictable level of compensation over the year to enable executives to meet their personal expenses and undertake their roles. The Compensation Committee reviews the compensation recommendations made by management, including base salary, of the most senior employees in the Company, excluding the CEO but including the other NEOs. In the case of the Chief Executive Officer, the Chair of the Compensation Committee develops any recommended changes to base salary and is provided with information and advice by Towers Watson starting in 2010.

When reviewing base salaries, we consider a range of factors including:

•	the performance of the business;

•	the performance of the executives in their roles over the previous year;

•	the historical context of the executive’s compensation awards;

•	the importance and responsibilities of the role;

•	the experience, skills and knowledge brought to the role by the executive;

•	the function undertaken by the role; and

•	analysis of the market data from competitors and more general market data from labor markets in which we operate.

Executive officers have employment agreements with the Company that specify their initial base salary. This salary cannot be reduced unilaterally by the employer without breaching the contract. Generally, they are entitled to a review on an annual basis, with any changes effective as of April 1 of the relevant year. Even though we conduct an annual review of base salaries, we are not legally obligated to increase salaries; however, we are not contractually able to decrease salaries. We are generally mindful of our overall goal to pay base salaries for experienced executives at around the median of the peer group and the market for similar roles. We do not apply this principle mechanistically, but take into account the factors outlined above and the total compensation picture for each individual. We ideally use the median since we wish to remain competitive against peers (though we also take into account levels of experience, contributions and other factors as described above), but aim, where possible, for compensation which is above the median to be delivered by variable pay (such as long-term incentives and bonuses) and linked to performance with a view to achieve overall upper quartile total compensation for upper quartile performance as compared to our peer group.

Base salary is normally a fixed amount determined on the basis of market comparisons and the experience of each employee initially at the point of employment and thereafter at each subsequent annual review date. The annual salary review process is governed by an overall budget related to market conditions in the relevant employment markets and broader economic considerations. Our annual salary review process is not intended to be solely a “cost of living” increase or a contractual entitlement to salary increases. Within this overall governing budget, individual salary reviews are discretionary, and take into account the above-mentioned factors and internal equity. We believe that this approach mitigates the risk associated with linking salary increases to short-term outcomes. In the last three years, the overall budget for salary increases averaged 3.0% per annum.

For purposes of this discussion, compensation paid in British Pounds has been translated into U.S. Dollars at the exchange rate of $1.5458 to £1, i.e. the average exchange rate for 2010.

Based on the 2010 budget for salary increases which took into consideration the then labor market conditions in the countries in which we operate and the state of the insurance and reinsurance markets, employees who were earning above £175,000 or $280,000 received no salary increase, except for extenuating circumstances where there was a promotion or where the individual was significantly below market salaries. As a result, the Compensation Committee did not approve any salary increases in 2010 for any of our NEOs.

The salaries for each of our NEOs in 2009 and 2010 and any salary changes are illustrated in the table below (1):

	2009 Annual	2010 Annual
Name and Principal Position	Salary	Salary	% Increase

Christopher O’Kane, Chief Executive Officer	£480,000	£480,000	0%
Richard Houghton, Chief Financial Officer	£360,000	£360,000	0%
Julian Cusack, Chief Risk Officer	£360,000	£360,000	0%
Brian Boornazian, CEO of Aspen Reinsurance	$500,000	$500,000	0%
James Few, President of Aspen Reinsurance	$475,000	$475,000	0%

Annual Cash Bonuses.  The Company operates a bonus plan. Annual cash bonuses are intended to reward executives for our consolidated annual performance and for individual achievements and contributions to the success of the business over the previous fiscal year. The Compensation Committee approves the bonus pool based on the Company’s Operating Return on Annualized Equity (“Operating ROE”). Operating ROE is a non-GAAP financial measure which (1) is calculated using operating income and (2) excludes from average equity, the average after-tax unrealized appreciation or depreciation on investments and the average after-tax unrealized foreign exchange gains or losses and the aggregate value of the liquidation preferences of our preference shares. Unrealized appreciation (depreciation) on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) on foreign exchange is the result of exchange rate movements between the U.S. dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance (nor is it likely to be realized). Therefore, Aspen believes that excluding these unrealized appreciations (depreciations) provides a more consistent and useful measurement of operating performance, which supplements GAAP information.

Average equity is calculated as the arithmetic average on a monthly basis for the stated periods. Based on the Company’s achievement of an Operating ROE of 9.4% in 2010, the size of the bonus pool funding was $20.4 million. The Compensation Committee exercised its discretion and approved an increase to the bonus pool of $1 million dollars thereby increasing the total pool to $21.4 million. The purpose of this increase was to ensure the retention of key underwriting talent in both reinsurance and insurance.

The table below illustrates the bonus pool funding levels for 2010 based on achievement of Operating ROE:

Operating ROE	% of Bonus Potential

<7%	0.0%
7%	50.0%
8%	57.1%
9%	64.3%
10%	71.4%
11%	78.6%
12%	85.7%
13%	92.9%
14%	100.0%
15%	106.7%
16%	113.3%
17%	120.0%
18%	126.7%
19%	133.3%
20%	140.0%
>20%	140.0%

As the table indicates, in order for the bonus pool to be funded at the full potential levels (i.e. 100% of all bonus potentials), the Company would have to achieve an Operating ROE of at least 14%. This level was established with reference to our 2010 business plan and an assessment of the investment and business cycle, but also included an element of “stretch” in so far as it would not deliver on target funding unless the 2010 Operating ROE was 14% or greater. We believe that such returns over the long term would be attractive to investors. The bonus pool available to our NEOs and employees does not fund if the Operating ROE is below 7%, and the plan retains an element of discretion for exceptional circumstances enabling the Compensation Committee to apply its judgment where the formula may produce a funding level that is not representative of absolute and relative corporate performance.

The annual bonus component of compensation is intended to encourage all management and staff to work to improve the overall performance of the Company as measured by Operating ROE. Each employee is allocated a ‘bonus potential’ which expresses the amount of bonus they should expect to receive if the Company, the team to which they belong and they as individuals perform well. While individual bonus potentials are not capped, there is a cap on the total bonus payable in any one year, though the Compensation Committee has the discretion to vary the size of the bonus pool.

Once the bonus pool is established, underwriting and functional teams are allocated portions of the bonus pool based on their team performance as assessed by the CEO. The evaluation takes into consideration risk data in addition to performance data. The risk data available to the CEO includes internal audit reviews, underwriting reviews and reports of compliance breaches. Individuals, including the NEOs, are allocated bonuses based on their individual contribution to the business and their compliance with the Company’s governance and risk control requirements. Accomplishment of set objectives established at the individual’s annual performance review (as described in more detail below), such as financial goals, enhanced efficiencies, development of talent in their organizations and expense reductions, and any other material achievements are taken into account when assessing an individual’s contribution. We believe that basing awards on a variety of factors diversifies the risk associated with any single indicator. In particular, individual awards are not tied to formulas that could focus executives on specific short-term outcomes that might encourage excessive risk taking.

Due to the potentially significant external factors impacting our business, where for example our business plan may be reforecast quarterly, any quantitative measures indicated in an individual’s objectives may be adapted during the year to reflect changes in circumstances. These revisions may occur more than once throughout the year, and the revised plan would be used in the executives’ assessment at year-end instead of the quantification, if any, set out at the beginning of the year. We take this approach in order to ensure that our goals remain fair, relevant and responsive to the complex and dynamic nature of our business and relative to market conditions. The appraisal assesses the performance of each employee by reference to a range of objectives and expected behavioral competencies with no formulaic calculation based on revenue or quantitative targets impacting bonus or salary decisions.

In the case of the Chief Executive Officer, the Chairman assesses his performance against the Company’s business plan and other objectives established by the Board and makes compensation recommendations to the Compensation Committee. The Compensation Committee reviews the CEO’s achievements and determines the CEO’s bonus without recommendation from management.

The Compensation Committee reviews management’s approach to distributing the bonus pool and specifically approves the bonuses for the senior executives including the NEOs. We benchmark our bonus targets and payouts with our competitive peer group (listed earlier) and other market data from the surveys referred to earlier, to establish our position in the market. We use this information to assist us in developing a methodology for establishing the size of the bonus pool required for the Company as a whole and to establish individual bonus potentials for all employees, including the Chief Executive Officer and the other NEOs. For 2010, the Compensation Committee reviewed the bonus potentials which were in the range of 100% to 150% of base salary for our NEOs, including our Chief Executive Officer; these levels are unchanged from 2009. The bonus potentials are indicative and do not set a minimum or a maximum limit. For example, in a loss-making year, employees may not get any bonuses. Conversely, in profitable years, employees may receive bonuses in excess of their bonus potentials.

The annual bonus awards for each of our NEOs in recent years are illustrated in the table below (1):

		Bonus
Name and Principal Position	Year	Potential %	Target ($)	Actual ($)	% of Base	% of Target

Christopher O’Kane,	2010	150%	$1,112,976	$881,106	119%	79%
Chief Executive Officer	2009	150%	$1,128,240	$2,256,480	300%	200%
	2008	150%	$1,250,370	$0	0%	0%
Richard Houghton,	2010	100%	$556,488	$367,128	66%	66%
Chief Financial Officer	2009	100%	$564,120	$902,592	160%	160%
	2008	100%	$648,340	$0	0%	0%
Julian Cusack,	2010	100%	$556,488	$333,893	60%	60%
Chief Risk Officer	2009	100%	$564,120	$902,592	160%	160%
	2008	100%	$648,340	$0	0%	0%
Brian Boornazian,	2010	135%	$675,000	$540,000	108%	80%
CEO of Aspen Reinsurance	2009	135%	$675,000	$1,350,000	270%	200%
	2008	135%	$634,500	$245,000	52%	39%
James Few,	2010	115%	$546,250	$437,000	92%	80%
President of Aspen Reinsurance	2009	115%	$546,250	$1,092,500	230%	200%
	2008	115%	$517,500	$205,000	46%	40%

(1)	All compensation information is taken from the Compensation Discussion and Analysis for the year in which the compensation was earned, and for those paid in British Pounds we have used the applicable exchange rate for such year as disclosed in such year’s Compensation Discussion and Analysis.

Individual contributions to our corporate goals are taken into consideration through our annual appraisal process, whereby at the outset of each year, objectives are established and achievement of these goals is assessed at the end of each performance year. The 2010 performance objectives for Chris O’Kane, our CEO, were to:

1.  Achieve the 2010 business plan within the group’s risk tolerances and underwriting disciplines;

2.  Embed the new group structure announced in 2010 (two distinct operations — insurance and reinsurance);

3.  Improve and develop the U.S. insurance platform, by writing business on both an admitted and non-admitted basis and selectively entering new lines of business;

4.  Develop a distinct identity for Aspen Insurance and establish its strategy for the U.K. and Europe;

5.  Develop and adopt a revised 5-10 year group strategy; and

6. Undertake a review of the group underwriting structure and enabling functions to cause the implementation of all necessary measures for compliance with Solvency II by 2010, including the approval of the Company’s internal capital model.

The bonus award reflected Mr. O’Kane’s delivery of solid results for the Company with $312.7 million of net income in a tough environment as well as achievements in several key areas of developing the business. Key achievements included good progress on delivering a group strategy and progress towards preparing the Company for Solvency II, good capital management particularly the share repurchases and progress made in reviewing the Company’s brand. While significant work was undertaken to improve and develop the U.S. insurance platform, there were still areas of improvement in respect of such goal.

The 2010 performance objectives for Richard Houghton, our Chief Financial Officer, included optimizing tactical and strategic balance sheet and investment returns in a low interest rate environment, building our corporate development capability, enhancing management information for underwriting units, executing the Information Technology (IT) strategic plan and reviewing and improving the claims function.

The bonus awarded to Mr. Houghton reflected his work on significant capital management initiatives in 2010, including $407.8 million of share repurchases, and the issuance of $250.0 million 6% Senior Notes in light of favorable market conditions. In respect of his corporate development role, he led a number of acquisition evaluations which were well handled. Mr. Houghton’s bonus also reflects his broader responsibilities over IT and Human Resources (HR).

The 2010 performance objectives for Julian Cusack, our Chief Risk Officer and Chairman and CEO of Aspen Bermuda, included the development and adoption of a revised group strategy with a 5-10 year horizon, development and adoption of a group risk appetite statement, establishment of a succession plan for Bermuda platform, consideration and assessment of a research and development strategy and oversight for the achievement of the objectives of his direct reports.

The bonus awarded to Mr. Cusack reflected the achievements of his objectives, and in particular his contribution to improving risk management with a focus on preparing the Company for Solvency II.

The 2010 performance objectives for Brian Boornazian, CEO of Aspen Reinsurance, included the delivery of the 2010 business plan in respect of the reinsurance segment, ensuring a consistent and responsible underwriting approach across all reinsurance lines to include work with other disciplines to make sure that underwriters have the best tools to make the most informed underwriting decisions. As part of the reorganization announced in early 2010, Mr. Boornazian was responsible for taking all actions necessary to embed Aspen Reinsurance as a cohesive and distinct business segment. As head of the reinsurance segment, Mr. Boornazian was also expected to communicate with investors effectively regarding his unit. In addition, in his role as Chairman of our U.S. Executive Committee, Mr. Boornazian, working in conjunction with colleagues, was responsible for ensuring that the U.S. businesses have the necessary plans and resources to execute their plans and to help better establish Aspen in the U.S. insurance and reinsurance markets.

The bonus awarded to Mr. Boornazian reflected his role within the Company having the largest underwriting role both in terms of premium written and employees managed across all locations and the strong results delivered by the reinsurance segment in a year which suffered two significant catastrophic events — the earthquakes in Chile and New Zealand.

The 2010 performance objectives for James Few, President of Aspen Reinsurance, included working effectively and collaboratively as a senior member of the executive team to build Aspen, the delivery of the 2010 business plan for the reinsurance segment and ensuring a consistent and responsible underwriting approach across all reinsurance lines. As Vice Chairman of our reinsurance executive committee, Mr. Few was responsible for ensuring that the reinsurance business has the necessary plans and resources to help better establish Aspen Reinsurance in the reinsurance markets. As President of Aspen Reinsurance, Mr. Few was also responsible along with Mr. Boornazian to embed Aspen Reinsurance as a cohesive and distinct business segment. He was also expected to communicate with investors effectively as needed.

The bonus awarded to Mr. Few reflected the key role he played in business planning and contributing significantly to our international operations. The bonus also reflects Mr. Few’s increased responsibilities over recent years, where he has business development responsibility, as well as serving as Chief Underwriting Officer of Aspen Bermuda and Head of Property Reinsurance.

Equity Compensation

We believe that a substantial portion of each NEO’s compensation should be in the form of equity awards and that such awards serve to align the interests of NEOs and our shareholders. The opportunities for executives to build wealth through stock ownership both attract talent to the organization and also contribute to retaining that talent. Vesting schedules require executives to stay with the organization for defined periods before they are eligible to exercise options or receive shares. Performance conditions are used to ensure that the share awards are linked to the performance of the business. Equity awards to our NEOs are made pursuant to the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (“2003 Share Incentive Plan”).

Long-Term Incentive Awards.  The Company operates a Long-Term Incentive Plan (“LTIP”) for key employees under which annual grants are made. We have traditionally used a combination of both performance shares and options for LTIP grants. As with 2009, in 2010 the Compensation Committee approved grants of performance shares solely. We believe that performance shares provide stronger retention for executives across the cycle and provide strong incentives for executives to meet the performance conditions required for vesting. We believe that shares should remain subject to performance criteria to ensure that executives do not receive share awards if the business does not achieve pre-determined levels of performance. The performance criteria are based on a carefully considered business plan. In conjunction with views expressed by their Compensation Consultants, the Compensation Committee are in agreement that the criteria does not cause executives to take undue risks or be careless in their actions for longer term gain.

Employees are considered eligible for a long-term incentive award based on seniority, performance and their longer-term potential. Eligible employees are allocated to one of five categories and target award levels have been established for each category.

The number of performance shares and any other awards available for grant each year are determined by the Compensation Committee. The Compensation Committee takes into account the cost and annual share usage under the 2003 Share Incentive Plan, the number of employees who will be participating in the plan, market data from competitors in respect of the percentage of outstanding shares made available for annual grants to employees and the need to retain and motivate key employees. In 2010, 750,137 performance shares were granted. Performance share awards were made by grant value to all NEOs. In total, we granted performance share awards to 164 employees.

As with awards granted in 2009, the performance shares granted in 2010 are subject to a three-year vesting period with a separate annual ROE test for each year. One-third of the grant will be eligible for vesting each year. In response to the economic environment on our business model and to ensure that the targets for our long-term incentive plan involve a degree of stretch, but are not set at levels which are unlikely to be reached or that may cause individuals to focus on top line results that could create a greater risk to the Company, the Compensation Committee agreed to establish the performance criteria for performance share awards made in 2010 at the same level as the 2009 grants, which are at a lower threshold than those awarded in 2008. The 2010 criteria are as follows:

•	if the ROE achieved in any given year is less than 7%, then the portion of the performance shares subject to the conditions of that year will be forfeited;

•	if the ROE achieved in any given year is between 7% and 12%, then the percentage of the performance shares eligible for vesting in that year will be between 10%-100% on a straight-line basis;

•	if the ROE achieved in any given year is between 12% and 22%, then the percentage of the performance shares eligible for vesting in that year will be between 100%-200% on a straight-line basis; provided however that if the ROE for such year is greater than 12% and the average ROE for such year and the previous year is less than 7%, then only 100% of the shares eligible for vesting in such year shall vest.

Awards deemed to be eligible for vesting (i.e. with achievement of 7% ROE or more) will be “banked” and all shares which ultimately vest will be issued following the completion of the three-year vesting period and approval of the 2012 ROE. The performance share awards are designed to reward executives based on the Company’s performance. By ensuring that a minimum 7% ROE threshold is established before shares can be banked, we ensure executives are not rewarded for a performance that is below the cost of capital. On the other hand, if we achieve an ROE above 12%, executives are rewarded and will bank additional shares. This approach aligns executives with the interests of shareholders and encourages management to focus on delivering strong results. A cap of 22% ROE is seen as a responsible maximum in the current environment, given that returns above such a level may require a level of risk-taking beyond the parameters of our business model.

With respect to the 2009 and 2010 performance shares, of the one-third of the grant subject to the 2010 ROE test, 85.6% are eligible for vesting based on our 2010 ROE of 11.2% and as such 478,872 shares will be deemed eligible for vesting and “banked” (before taking into account forfeitures for departing employees under the terms of the awards). With respect to the 2007 and 2008 performance shares, of the one-fourth and one-third of the grant, respectively, subject to the 2010 ROE test, 31.6% are eligible for vesting based on our 2010 ROE of 11.2%. The 2007 and 2008 performance shares are issuable upon filing of this report; based on the performance conditions (before taking into account employee departures), 82.9% of the 2007 performance shares have vested and 55.2% of the 2008 performance shares have vested.

The outcomes of the performance tests on our current performance share plans are illustrated in the table below.

Year	2007	2008	2009	2010	2011	2012

Threshold ROE	10%	10%	7%	7%	—	—
Target ROE	15%	15%	12%	12%	—	—
Actual ROE	21.6%	3.3%	18.4%	11.2%	—	—
2007 Performance share awards(1)	166%	0%	134%	31.6%	N/A	N/A
2008 Performance share awards(2)	N/A	0%	134%	31.6%	N/A	N/A
2009 Performance share awards(2)	N/A	N/A	164%	85.6%	—	N/A
2010 Performance share awards(2)	N/A	N/A	N/A	85.6%	—	—

(1)	Represents annual performance test; percentage to be applied to 25.0% of the original grant

(2)	Represents annual performance test; percentage to be applied to 33.3% of the original grant

The grants for the NEOs under the LTIP were made in February 2010 (at the time that bonus awards for 2009 were made) and were as follows (fair values of the awards have been calculated in accordance with FASB ASC Topic 718):

	2010 LTIP Grants
	Amount of	Fair Value
Name and Principal Position	Performance Shares	of Award

Christopher O’Kane, Chief Executive Officer	107,469	$2,807,090
Richard Houghton, Chief Financial Officer	25,076	$654,985
Julian Cusack, Chief Risk Officer	25,076	$654,985
Brian Boornazian, CEO of Aspen Reinsurance	26,867	$701,766
James Few, President of Aspen Reinsurance	26,867	$701,766

Mr. O’Kane’s award reflected his very strong performance against his 2009 objectives, which included substantial achievement of his 2009 business plan objectives. Mr. O’Kane had fully delivered on his objective on capital, solvency and liquidity, restoring balance sheet strength in 2009 and enabling a share buy-back in early 2010. The Compensation Committee noted that approximately 33% of the grant was attributable to an excellent return reflecting a successful year in 2009.

Mr. Houghton’s award reflected his contribution in respect of investment return and capital management in 2009. Also taken into consideration were the successful reorganizations in 2009 of the IT and claims functions, as well as the implementation of several successful initiatives within HR. The Committee noted that Mr. Houghton’s grant was just below the median for a U.S. CFO based on available data.

Mr. Cusack’s award reflected his contribution in 2009 towards the evaluation and review of Aspen’s underwriting lines, as well as his considerable work in respect of the strategic review of our business model, an objective which was completed in 2010. Mr. Cusack was also recognized for his work in delivering a comprehensive statement of risk tolerances to the Risk Committee and his continued strengthening of the actuarial and risk management functions, including the formation of a separate capital risk team in 2009 and a successful reorganization within the legal and compliance teams. The Committee noted that Mr. Cusack’s LTIP grant in 2010 was in line with the award granted in 2008 (whereas the 2009 award was significantly higher) and was above the market median of the 2009 U.S./Bermuda peer group proxy data.

Mr. Boornazian’s award reflected the exceptional performance of the reinsurance segment in 2009 and positive results in respect of underwriting quality reviews and compliance data. This award also recognized Mr. Boornazian’s contribution to our U.S. operations as a whole, and his role in marketing to key clients and positive contributions in presentations with investors and external constituents. While the Compensation Committee recognized that Mr. Boornazian’s 2010 equity award was between the lower quartile and the median, it noted that Mr. Boornazian’s 2009 total compensation was at the upper quartile reflecting our philosophy to aim to deliver upper quartile variable compensation for commensurate performance.

Mr. Few’s award reflected his strong 2009 performance, which included the then property reinsurance segment exceeding the business plan and his successful ongoing development of capability within the global property reinsurance team. While the Compensation Committee recognized that Mr. Few’s 2010 equity award was between the lower quartile and the median against the 2009 U.S./Bermuda peer group data, it noted that Mr. Few’s 2009 total compensation was at the upper quartile reflecting our philosophy to aim to deliver upper quartile variable compensation for commensurate performance.

While the bulk of our performance share awards to NEOs have historically been made pursuant to our annual grant program, the Compensation Committee retains the discretion to make additional awards at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. We refer to such grants as “ad hoc” awards. No “ad hoc” grants were made to NEOs in 2010.

Other Stock Grants.  The Company awards time-vesting restricted share units (“RSUs”) selectively to employees under certain circumstances. RSUs vest solely based on continued service and are not subject to performance conditions. Typically, RSUs are used to compensate newly hired executives for loss of stock value from awards that were forfeited when they left their previous company. The RSUs granted vest in one-third tranches over three years. No RSU grants were made to the NEOs in 2010.

Employee Stock Purchase Plans.  Plans were established following shareholder approval for an Employee Share Purchase Plan, a U.K. Sharesave Plan and an International Plan. Alongside employees, NEOs are eligible to participate in the appropriate plan in operation in their country of residence. Participation in the plans is entirely optional.

Messrs. O’Kane and Houghton participate in the U.K. Sharesave Plan, whereby they save up to £250 per month over a three-year period, at the end of which they will be eligible to purchase Company shares at the option price of £11.74 ($18.90) (the price was determined based on the average of the highest and lowest stock price on November 4, 2008).

Messrs. Boornazian and Few participate in the Employee Share Purchase Plan, whereby they can save up to $500 per month over a two-year period, at the end of which they will be eligible to purchase Company shares at the option price of $16.08 (the price was determined on based on the average of the highest and lowest stock price on December 4, 2008).

Mr. Cusack elected not to participate in the plan.

Stock Ownership Guidelines.  The Compensation Committee approved the introduction of more stringent stock ownership guidelines for senior executives in 2008. These guidelines are intended to work in conjunction with our established “Policy on Insider Trading and Misuse of Inside Information”, which among other things, prohibits buying or selling puts or call, pledging of shares, short sales and trading of Company shares on a short term basis. The Stock Ownership guidelines apply to all members of the Group Executive Committee and adhere to the following key principles:

•	All Company shares owned by Group Executive Committee members will be held in own name or joint with spouse;

•	All Company shares owned by Group Executive Committee members should be held in a Merrill Lynch brokerage account or other Company approved broker;

•	Executive Directors should inform the Chief Executive Officer and the Chairman if they plan to trade Aspen shares, and should provide detailed reasons for sale upon request;

•	Other Group Executive Committee members should obtain permission to trade from the Chief Executive Officer and provide detailed reasons for sale upon request;

•	The Compensation Committee will be informed on a quarterly basis of all trading of stock by all Aspen employees;

•	Recommendation that sales by Group Executive Committee members be undertaken using SEC Rule 10b5-1 trading programs, where possible with the additional cost of administration connected with such trades to be paid by the Company;

•	It is prohibited for Company shares to be used as collateral for loans, purchasing of Company stock on margin or pledging Company stock in a margin account; and

•	The Chief Executive Officer should inform the Chairman of any decision to sell stock.

In reviewing any request to trade, the Chief Executive Officer will take into consideration:

•	the amount of stock that an executive holds, the duration of the period over which that stock has been held and the amount of stock being requested to be sold;

•	the nature of the role held by the executive;

•	any reasons related to hardship, retirement planning, divorce etc. that would make a sale of stock required;

•	the history of trading by the executive;

•	the remaining stock holdings left after the sale; and

•	the market conditions and other factors which relate to the Company’s trading situation at the proposed time of sale.

Clawback Policy

In 2010, the Compensation Committee adopted a clawback policy to bonus and LTIP awards granted to our executive officers, including our NEOs. In 2010 and going forward, in circumstances where there is a subsequent and material negative restatement of the Company’s published financial results as a result of fraud, the Company will seek to recover any erroneously paid performance-based compensation.

Benefits and Perquisites

Perquisites.  Our Bermudian-based NEOs receive various perquisites provided by or paid by the Company. James Few, President, Aspen Reinsurance and Julian Cusack, our Chief Risk Officer and Chairman and CEO of Bermuda, operate outside of their home country and are based in Bermuda. They are provided with the perquisites outlined below, which are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes.

•	Housing Allowance. Non-Bermudians are restricted by law from owning certain property in Bermuda. This has led to a housing market that is largely based on renting to expatriates who work on the island. Housing allowances are a near universal practice for expatriates and also, increasingly, for local Bermudians in key positions. We base our housing allowances on market information available through local benefits surveys and from information available from the housing market. The allowance is based on the level of the position compared with market data.

•	Club Membership. This benefit is common practice in the Bermudian market place and enables the expatriate to settle into the community. It also has the benefit of enabling our NEOs to establish social networks with clients and executives in our industry in furtherance of our business.

•	Home Leave. This benefit is common practice for expatriates who are working outside of their home country. We believe that this helps the expatriate and his/her family keep in touch with the home country in respect of both business and social networks. Such a benefit is provided by other companies within our peer group, is necessary for both recruitment and retention purposes and is important for the success of the overseas assignment.

While we do provide a housing allowance to certain expatriate executives, that is an almost universal business practice for Bermuda-based executives. Tax gross-ups on Mr. Cusack’s limited perquisites (i.e., housing allowance and home leave) were implemented only after we had required him to split his time between Bermuda and the U.K., which then caused Mr. Cusack to be a U.K. resident for tax purposes, and therefore subjected him to taxation on such perquisites, which are typically provided for expatriate employees residing in Bermuda.

Change in Control and Severance Benefits

In General.  We provide the opportunity for certain of our NEOs to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in “— Employment Agreements” and “— Potential Payments upon Termination or Change in Control.”

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth, for the years ended December 31, 2010, 2009 and 2008, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its next three most highly compensated executive officers. These individuals are referred to as the “named executive officers.”

Summary Compensation Table (1)

						Change in
						Pension Value
						and
						Nonqualified
				Stock	Option	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(2)	($)(3)	($)(4)	($)(5)	Earnings ($)	($)	Total ($)

Christopher O’Kane,	2010	$741,984	$881,106	$2,807,090			$148,397	$4,578,577
Chief Executive	2009	$740,408	$2,256,480	$2,792,710	—	—	$133,273	$5,922,871
Officer(6)	2008	$817,835	—	$1,405,257	—	—	$147,210	$2,370,302
Richard Houghton,	2010	$556,488	$367,128	$654,985			$89,038	$1,667,639
Chief Financial	2009	$560,203	$902,592	$930,903	—		$79,248	$2,472,946
Officer(7)	2008	$631,359	—	$655,783	—	—	$88,390	$1,375,532
Julian Cusack,	2010	$556,887	$333,893	$654,985			$440,475	$1,986,240
Chief Risk Officer(8)	2009	$560,203	$902,592	$1,396,355	—	—	$426,239	$3,285,389
	2008	$534,569	—	$655,783	—	—	$460,235	$1,650,587
Brian Boornazian,	2010	$500,000	$540,000	$701,766			$32,935	$1,774,701
CEO of Aspen	2009	$492,500	$1,350,000	$1,163,629	—	—	$31,434	$3,037,563
Reinsurance(9)	2008	$462,500	$245,000	$702,628	—	—	$31,916	$1,442,044
James Few,	2010	$475,000	$437,000	$701,766			$313,363	$1,927,129
President of Aspen	2009	$468,750	$1,092,500	$1,163,629	—	—	$289,032	$3,013,911
Reinsurance(10)	2008	$446,667	$205,000	$930,903	—	—	$281,523	$1,864,093

(1)	Unless otherwise indicated, compensation payments paid in British Pounds have been translated into U.S. Dollars at the average exchange rate of $1.5458 to £1, $1.567 to £1 and $1.8524 to £1 for 2010, 2009 and 2008, respectively.

(2)	The salaries provided represent earned salaries.

(3)	For a description of our bonus plan, see “Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonuses” above.

(4)	Consists of performance share awards and/or restricted share units, as applicable. Valuation is based on the grant date fair values of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeiture assumptions. The award’s potential maximum value, assuming the highest level of performance conditions are met $4,543,731, $1,060,185, $1,060,185, $1,135,907 and $1,135,907 for Messrs. O’Kane, Houghton, Cusack, Boornazian and Few, respectively.

(5)	Consists of stock options. Valuation is based on the grant date fair values of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeiture assumptions. Please refer to Note 16 of our financial statements for the assumptions made with respect to our performance share and option awards. For a description of the forfeitures during the year, see “Outstanding Equity Awards at Fiscal Year-End” below.

(6)	Mr. O’Kane’s compensation was paid in British Pounds. With respect to “All Other Compensation,” this consists of the Company’s contribution to the pension plan of $148,397, $133,273 and $147,210 in 2010, 2009 and 2008, respectively.

(7)	Mr. Houghton’s compensation was paid in British Pounds. With respect to “All Other Compensation” this consists of the Company’s contribution to the pension plan of $89,038, $79,248 and $88,390 in 2010, 2009 and 2008, respectively.

(8)	For 2008, Mr. Cusack was paid in U.S. Dollars until May 2008. Starting in May 2008, per his new employment agreement, he was paid in British Pounds except for £70,000 which were paid in U.S. Dollars and converted at the applicable exchange rate at the time of payment. For 2009 and 2010, Mr. Cusack was paid on the same basis except for £72,000 which were paid in U.S. Dollars. For purposes of this table, we have used the average exchange rate from May 1, 2008 to December 31, 2008 of $1.7896:£1 in respect of his salary paid in British Pounds in 2008. With respect to “All Other Compensation,” this includes (i) a housing allowance in Bermuda of $180,000 for each of 2010, 2009 and 2008, respectively, (ii) home leave travel expenses for Mr. Cusack and his family of $5,238, $7,329 and $28,400, for 2010, 2009 and 2008, respectively, (iii) a payroll tax contribution in an amount of $16,247, $13,875 and $11,163 for 2010, 2009 and 2008, respectively, (iv) club membership fees of $7,700, $7,350 and $7,000 for 2010, 2009 and 2008, respectively, (v) the Company’s contribution to the pension plan of $111,298, $112,041 and $111,946 for 2010, 2009 and 2008, respectively, (vi) a tax gross-up payment in respect of Mr. Cusack’s housing allowance of $116,501, $101,511 and $114,193 for 2010, 2009 and 2008, respectively and (vii) a tax gross-up in respect of Mr. Cusack’s home leave of $3,492, $4,134 and $7,534 for 2010, 2009 and 2008, respectively.

(9)	Mr. Boornazian’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation,” this consists of (i) the Company’s contribution to the 401(K) plan (consisting of profit sharing and matching contributions) of $22,050, $21,300 and $20,700 for 2010, 2009 and 2008, respectively, (ii) additional premium paid of $3,778, $3,778 and $4,856 for 2010, 2009 and 2008, respectively for additional life insurance and disability benefits and (iii) club membership fees of $7,107, $6,356 and $6,360 for 2010, 2009 and 2008, respectively.

(10)	Mr. Few’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation,” this includes (i) a housing allowance in Bermuda of $180,000 for each of 2010, 2009 and 2008, (ii) home leave travel expenses for Mr. Few’s family of $23,181, $29,286 and $31,403 for 2010, 2009 and 2008, respectively, (iii) a payroll tax contribution in an amount of $43,125, $16,625 and $11,163 for 2010, 2009 and 2008, respectively, (iv) club membership fees of $9,260, $7,350 and $5,121 for 2010, 2009 and 2008, respectively, and (v) the Company’s contribution to the pension plan of $57,797, $55,771 and $53,837 for 2010, 2009 and 2008, respectively.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of options to purchase ordinary shares and other awards granted during the twelve months ended December 31, 2010 to the named executive officers:

							Grant Date
			Estimated Future Payout Under			Closing Price	Fair Value
			Equity Incentive Plan Awards			on Date	of Stock
	Grant	Approval	Threshold	Target	Maximum	of Grant	Awards
Name	Date(1)	Date(1)	(#)(2)	(#)(2)	(#)(3)	($)	(#)(4)

Christopher O’Kane	02/11/2010	02/08/2010	0	107,469	173,956	$27.93	$2,807,090
Richard Houghton	02/11/2010	02/08/2010	0	25,076	40,589	$27.93	$654,985
Julian Cusack	02/11/2010	02/08/2010	0	25,076	40,589	$27.93	$654,985
Brian Boornazian	02/11/2010	02/08/2010	0	26,867	43,488	$27.93	$701,766
James Few	02/11/2010	02/08/2010	0	26,867	43,488	$27.93	$701,766

(1)	In 2007, we adopted a policy whereby the Compensation Committee approves annual grants at a regularly scheduled meeting. However, if such a meeting takes place while the Company is in a close period (i.e., prior to the release of our quarterly or yearly earnings), the grant date will be the day on which our close period ends. The approval date of February 8, 2010 was during our close period, and therefore the grant date was February 11, 2010, the day our close period ended.

In respect of ad hoc grants of RSUs (if not in a close period), in particular with respect to new hires, the grant date is the later of (i) the date on which the Compensation Committee approves the grant or (ii) the date on which the employee commences employment with the Company.

(2)	Under the terms of the 2010 performance share awards, one-third of the grant is eligible for vesting each year. In any given year, if the ROE is less than 7%, then the portion of the grant for such year will not vest and is forfeited. If the ROE is between 7% and 12%, the percentage of the performance shares eligible for vesting in that year will be between 10% and 100% on a straight-line basis. If the ROE is between 12% and 22%, then the percentage of the performance shares eligible for vesting in that year will be between 100% and 200% on a straight-line basis. If in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant (i.e., the ROE was greater than 12% in such year) and the average ROE over such year and the preceding year is less than 7%, then only 100% of the shares that are eligible for vesting in such year shall vest. The amounts provided represent 100% of the performance shares vested at an ROE of 12% each year. For a more detailed description of our performance share awards granted in 2010, refer to “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2010 Performance Share Awards” below.

(3)	Amounts provided represent 85.6% vesting in respect of one-third of the initial grant as our ROE for 2010 was 11.2%, and assumes a vesting of 200% for the remaining two-thirds of the performance shares at an ROE of 22% each year.

(4)	Valuation is based on the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeiture assumptions, which is $26.12 for the performance shares granted on February 11, 2010. Refer to Note 16 of our financial statements for the assumptions made with respect to our performance share awards.

Narrative Description of Summary Compensation and Grants of Plan-Based Awards

Share Incentive Plan

We have adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (the “2003 Share Incentive Plan”) to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors. The 2003 Share Incentive Plan was amended at our annual general meeting in 2005 to increase the number of shares that can be issued under the plan. The total number of ordinary shares that may be issued under the 2003 Share Incentive Plan is 9,476,553. On February 5, 2008, the Compensation Committee of the Board approved an amendment to the 2003 Share Incentive Plan providing delegated authority to subcommittees or individuals to grant restricted share units to individuals who are not “insiders”

subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or are not expected to be “covered persons” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The 2003 Share Incentive Plan provides for the grant to selected employees and non-employee directors of share options, share appreciation rights, restricted shares and other share-based awards. The shares subject to initial grant of options (the “initial grant options”) represented an aggregate of 5.75% of our ordinary shares on a fully diluted basis (3,884,030 shares), assuming the exercise of all outstanding options issued to Wellington and the Names’ Trustee. In addition, an aggregate of 2.5% of our ordinary shares on a fully diluted basis (1,840,540 shares), were reserved for additional grant or issuance of share options, share appreciation rights, restricted shares and/or other share-based awards as and when determined in the sole discretion of our Board of Directors or the Compensation Committee. No award may be granted under the 2003 Share Incentive Plan after the tenth anniversary of its effective date. The 2003 Share Incentive Plan provides for equitable adjustment of affected terms of the plan and outstanding awards in the event of any change in the outstanding ordinary shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any similar transaction. In the event of a change in control (as defined in the 2003 Share Incentive Plan), our Board of Directors or the Compensation Committee may accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award (except that shares subject to the initial grant options shall vest); or cancel awards for fair value; or provide for the issuance of substitute awards that substantially preserve the terms of any affected awards; or provide that for a period of at least 15 days prior to the change in control share options will be exercisable and that upon the occurrence of the change in control, such options shall terminate and be of no further force and effect.

Initial Options.  The initial grant options have a term of ten years and an exercise price of $16.20 per share, which price was calculated based on 109% of the calculated fair market value of our ordinary shares as of May 29, 2003 and was determined by an independent consultant. Sixty-five percent (65%) of the initial grant options are subject to time-based vesting with 20% vesting upon grant and 20% vesting on each December 31 of calendar years 2003, 2004, 2005 and 2006. The remaining 35% of the initial grant options are subject to performance-based vesting determined by achievement of ROE targets, and subject to achieving a threshold combined ratio target, in each case, over the applicable one or two-year performance period. Initial grant options that do not vest based on the applicable performance targets may vest in later years to the extent performance in such years exceeds 100% of the applicable targets, and in any event, any unvested and outstanding performance-based initial grant options will become vested on December 31, 2009. Upon termination of a participant’s employment, any unvested options shall be forfeited, except that if the termination is due to death or disability (as defined in the option agreement), the time-based portion of the initial grant options shall vest to the extent such option would have otherwise become vested within 12 months immediately succeeding such termination due to death or disability. Upon termination of employment, vested initial grant options will be exercisable, subject to expiration of the options, until (i) the first anniversary of termination due to death or disability or, for nine members of senior management, without cause or for good reason (as those terms are defined in the option agreement), (ii) six months following termination without cause or for good reason for all other participants, (iii) three months following termination by the participant for any reason other than those stated in (i) or (ii) above or (iv) the date of termination for cause. As provided in the 2003 Share Incentive Plan, in the event of a change in control unvested and outstanding initial grant options shall immediately become fully vested. As at December 31, 2009, all of the options have vested.

The initial grant options may be exercised by payment in cash or its equivalent, in ordinary shares, in a combination of cash and ordinary shares, or by broker-assisted cashless exercise. The initial grant options are not transferable by a participant during his or her lifetime other than to family members, family trusts, and family partnerships.

2004 Options.  In 2004, we granted a total of 500,113 nonqualified stock options to various employees of the Company. Each nonqualified stock option represents the right and option to purchase, on the terms and conditions set forth in the agreement evidencing the grant, ordinary shares of the Company, par value 0.15144558 cent per share. The exercise price of the shares subject to the option is $24.44 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. Of the total grant of 2004 options, 51.48% have vested. The remaining amounts have been forfeited due to the performance targets not being met.

2005 Options.  On March 3, 2005, we granted an aggregate of 512,172 nonqualified stock options. The exercise price of the shares subject to the option is $25.88 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. We also granted an additional 13,709 nonqualified stock options during 2005; the exercise price of those shares varied from $25.28 to $26.46. The ROE target was not met in 2005, and as a result, all granted options have been forfeited.

2006 Options.  On February 16, 2006, we granted an aggregate of 1,072,490 nonqualified stock options. The exercise price of the shares subject to the option is $23.65 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on February 17, 2006 as reported by the NYSE. We granted an additional 142,158 options on August 4, 2006, for an exercise price of $23.19. Of the total grant, 92.2% have vested, with the remaining amounts forfeited due to performance targets not being met.

2007 Options.  On May 1, 2007, the Compensation Committee approved a grant of an aggregate of 607,641 nonqualified stock options with a grant date of May 4, 2007. The exercise price of the shares subject to the option is $27.28 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on May 4, 2007 as reported by the NYSE. The Compensation Committee granted an additional 15,198 options on October 22, 2007, for an exercise price of $27.52.

The options became fully vested and exercisable upon the third anniversary of the date of grant, subject to the optionee’s continued employment with the Company (and lack of notice of resignation or termination). The option grants are not subject to performance conditions. In the event the optionee is terminated for cause (as defined in the option agreement), the vested option shall be immediately canceled without consideration to the extent not previously exercised.

The optionee may exercise all or any part of the vested option at any time prior to the earliest to occur of (i) the seventh anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment due to death or disability (as defined in the option agreement), (iii) the first anniversary of the optionee’s termination of employment by the Company without cause (for any reason other than due to death or disability), (iv) three months following the date of the optionee’s termination of employment by the optionee for any reason (other than due to death or disability), or (v) the date of the optionee’s termination of employment by the Company for cause (as defined in the option agreement).

Restricted Share Units.  In 2008, we granted 67,290 RSUs to our employees which vest in one-third tranches over three years. In 2009, we granted 97,389 RSUs to our employees which vest in one-third tranches over three years. In 2010, we granted 168,707 RSUs to our employees which vest in one-third tranches over three years. Vesting of a participant’s units may be accelerated, however, if the participant’s employment with the Company and its subsidiaries is terminated without cause (as defined in such participant’s award agreement), on account of the participant’s death or disability (as defined in such participant’s award agreement), or, with respect to some of the participants, by the participant with good reason (as defined in such participant’s award agreement). Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date.

Recipients of the RSUs generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest. Participants may, however, be permitted by the Company to elect to defer the receipt of any ordinary shares upon the vesting of units, in which case payment will not be made until such time or times as the participant may elect.

Payment of deferred share units would be in ordinary shares with any cash dividend equivalents credited with respect to such deferred share units paid in cash.

2004 Performance Share Awards.  On December 22, 2004, we granted an aggregate of 150,074 performance share awards to various employees of the Company. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets. With respect to the 2004 performance share awards, 17.16% of the total grant has vested. The remainder of the 2004 performance share grants was forfeited due to the non-achievement of performance targets.

2005 Performance Share Awards.  On March 3, 2005, we granted an aggregate of 123,002 performance share awards to various officers and other employees and an additional 8,225 performance share awards were granted in 2005. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets. All 2005 performance share awards were forfeited as the performance targets were not met.

2006 Performance Share Awards.  On February 16, 2006, we granted an aggregate of 316,912 performance share awards to various officers and other employees. We granted an additional 1,042 performance share awards on August 4, 2006. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets. Of the total grant, 92.2% have vested, with the remaining amounts forfeited due to performance targets not being met.

2007 Performance Share Awards.  On May 1, 2007, the Compensation Committee approved a grant of an aggregate of 427,796 performance share awards with a grant date of May 4, 2007. The Compensation Committee granted an additional 11,407 performance shares with a grant date of October 22, 2007. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Of the total grant, 82.9% have vested and are issuable upon the filing of this report, with the remaining amounts forfeited due to performance targets not being met. Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2008 Performance Share Awards.  On April 29, 2008, the Compensation Committee approved a grant of an aggregate of 587,095 performance share awards with a grant date of May 2, 2008. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE tests each year. Of the total grant, 55.2% have vested and are issuable upon the filing of this report, with the remaining amounts forfeited due to performance targets not being met.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2009 Performance Share Awards.  On April 28, 2009, the Compensation Committee approved a grant of an aggregate of 912,931 performance share awards with a grant date of May 1, 2009. On October 27, 2009, the Compensation Committee approved an additional grant of 15,221 performance share awards with a grant date of October 30, 2009. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE tests each year.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2009, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2009 Performance Award”). No performance shares will become eligible for vesting for the 2009 Performance Award if the ROE for the 2009 fiscal year is less than 7%. If the Company’s ROE for the 2009 fiscal year is between 7% and 12%, then 10% to 100% of the 2009 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2009 fiscal year is between 12% and 22%, then 100% to 200% of the 2009 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2009 fiscal year is greater than 12% and the average ROE over 2009 and the immediately preceding fiscal year is less than 7%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2009 fiscal year is greater than 12% and the average ROE over 2009 and the immediately preceding fiscal year is 7% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2009 ROE is greater than 22%. Based on the achievement of a 2009 ROE of 18.4%, 164% of one-third of the 2009 performance share award is eligible for vesting.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2010 Performance Award”). No performance shares will become eligible for vesting for the 2010 Performance Award if the ROE for the 2010 fiscal year is less than 7%. If the Company’s ROE for the 2010 fiscal year is between 7% and 12%, then 10% to 100% of the 2010 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2010 fiscal year is between 12% and 22%, then 100% to 200% of the 2010 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2010 fiscal year is greater than 12% and the average ROE over 2010 and 2009 is less than 7%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2010 fiscal year is greater than 12% and the average ROE over 2010 and 2009 is 7% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2010 ROE is greater than 22%. Based on the achievement of a 2010 ROE of 11.2%, 85.6% of one-third of the 2010 performance share award is eligible for vesting.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2011, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2011 Performance Award”). No performance shares will become eligible for vesting for the 2011 Performance Award if the ROE for the 2011 fiscal year is less than 7%. If the Company’s ROE for the 2011 fiscal year is between 7% and 12%, then 10% to 100% of the 2011 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2011 fiscal year is between 12% and 22%, then 100% to 200% of the 2011 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2011 fiscal year is greater than 12% and the average ROE over 2011 and 2010 is less than 7%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2011 fiscal year is greater than 12% and the average ROE over 2011 and 2010 is 7% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2011 ROE is greater than 22%.

Performance shares which are eligible for vesting, as described above, as part of the 2009 Performance Award, the 2010 Performance Award and the 2011 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2011, or (ii) the date such 2011 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2010 Performance Share Awards.  On February 8, 2010, the Compensation Committee approved a grant of an aggregate of 720,098 performance share awards with a grant date of February 11, 2010. An additional 12,346 performance shares were granted on April 16, 2010. On October 26, 2010, the Compensation Committee approved a grant of 17,693 performance shares with a grant date of November 1, 2010. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE tests each year.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2010 Performance Award”). No performance shares will become eligible for vesting for the 2009 Performance Award if the ROE for the 2010 fiscal year is less than 7%. If the Company’s ROE for the 2010 fiscal year is between 7% and 12%, then 10% to 100% of the 2010 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2010 fiscal year is between 12% and 22%, then 100% to 200% of the 2010 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2010 fiscal year is greater than 12% and the average ROE over 2010 and the immediately preceding fiscal year is less than 7%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2010 fiscal year is greater than 12% and the average ROE over 2010 and the immediately preceding fiscal year is 7% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2010 ROE is greater than 22%. Based on the achievement of a 2010 ROE of 11.2%, 85.6% of one-third of the 2010 performance share award is eligible for vesting.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2011, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2011 Performance Award”). No performance shares will become eligible for vesting for the 2011 Performance Award if the ROE for the 2011 fiscal year is less than 7%. If the Company’s ROE for the 2011 fiscal year is between 7% and 12%, then 10% to 100% of the 2011 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2011 fiscal year is between 12% and 22%, then 100% to 200% of the 2011 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2011 fiscal year is greater than 12% and the average ROE over 2011 and 2010 is less than 7%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2010 fiscal year is greater than 12% and the average ROE over 2011 and 2010 is 7% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2010 ROE is greater than 22%.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2012, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2012 Performance Award”). No performance shares will become eligible for vesting for the 2012 Performance Award if the ROE for the 2012 fiscal year is less than 7%. If the Company’s ROE for the 2012 fiscal year is between 7% and 12%, then 10% to 100% of the 2012 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2012 fiscal year is between 12% and 22%, then 100% to 200% of the 2012 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2012 fiscal year is greater than 12% and the average ROE over 2012 and 2011 is less than 7%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2012 fiscal year is greater than 12% and the average ROE over 2011 and 2010 is 7% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2012 ROE is greater than 22%.

Performance shares which are eligible for vesting, as described above, as part of the 2010 Performance Award, the 2011 Performance Award and the 2012 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2012, or (ii) the date such 2012 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2011 Performance Share Awards.  On February 3, 2011, the Compensation Committee approved a grant of an aggregate of 853,223 performance share awards with a grant date of February 9, 2011. The performance shares will be subject to a three-year vesting period with a separate annual ROE test for each year. One-third of the grant will be eligible for vesting each year based on a formula, and will only be issuable at the end of the three-year period. If the ROE achieved in 2011 is less than 6%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e. 33.33% of the initial grant). If the ROE achieved in 2011 is between 6% and 11%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis. If the ROE achieved in 2011 is between 11% and 21%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis. The Compensation Committee will determine the vesting conditions for the 2012 and 2013 portions of the grant in such years taking into consideration the market conditions and the Company’s business plans at the commencement of the years concerned. Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the average ROE over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year, then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. If the average ROE over the two years is greater than the average of the minimum vesting thresholds for such year and the preceding year, then there will be no diminution in vesting and the shares eligible for vesting in such year will vest in accordance with the vesting schedule without regard to the average ROE over the two-year period.

Employment-Related Agreements

The following information summarizes the (i) service agreements for Mr. O’Kane, which commenced on September 24, 2004, (ii) amended and restated service agreement for Mr. Cusack which became effective when he assumed his duties as Chief Operating Officer in May 2008, (iii) service agreement for Mr. Houghton dated April 3, 2007, (iv) employment agreement for Mr. Boornazian which commenced on January 12, 2004 (as supplemented by addendum dated February 5, 2008 and as further amended effective October 28, 2008, December 31, 2008 and February 8, 2010) and (v) service agreement for Mr. Few which commenced on

March 10, 2005. In respect of each of the agreements with Messrs. O’Kane, Cusack, Houghton, Few and Boornazian:

(i) in the case of Messrs. O’Kane, Houghton and Cusack, employment terminates automatically when the employee reaches 65 years of age, but in the case of Mr. Few employment will terminate automatically when the employee reaches 60 years of age;

(ii) in the case of Messrs. O’Kane, Houghton, Cusack and Few, employment may be terminated for cause if:

•	the employee becomes bankrupt, is convicted of a criminal offence (other than a traffic violation or a crime with a penalty other than imprisonment), commits serious misconduct or other conduct bringing the employee or Aspen Holdings or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Messrs. O’Kane, Cusack and Houghton; or

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body;

(iii) in the case of Messrs. O’Kane, Cusack and Few, employment may be terminated if the employee materially breaches any provision of the shareholders’ agreement with Aspen Holdings and such breach is not cured by the employee within 21 days after receiving notice from the Company;

(iv) in the case of Mr. Boornazian, employment may be terminated for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Re America or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer or Board;

•	the employee is convicted of a felony;

•	the employee violates a law, rule or regulation that governs Aspen Re America’s business, has a material adverse effect on Aspen Re America’s business, or disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(v) in the case of Messrs. O’Kane, Houghton, Cusack and Few, employment may be terminated by the employee without notice for good reason if:

•	the employee’s annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee’s duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions (or in the case of Mr. O’Kane is not elected or re-elected to such positions);

•	an adverse change in the employee’s reporting relationship occurs in the case of Messrs. O’Kane, Cusack and Few; or

•	the employee is required to relocate more than 50 miles from the employee’s current office;

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

(vi) in the case of Mr. Boornazian, employment may be terminated by the employee for good reason upon 90 days’ notice if:

•	there is a material diminution in the employee’s responsibilities, duties, title or authority;

•	the employee’s annual salary is materially reduced; or

•	there is a material breach by the Company of the employment agreement;

(vii) in the case of Mr. O’Kane, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment to two times the sum of (x) the employee’s highest salary during the term of the agreement and (y) the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years); and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. Fifty percent of this severance payment is paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period;

(viii) in the case of Messrs. Houghton, Cusack and Few, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee’s highest salary rate during the term of the agreement and (y) the average bonus under the Company’s annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination; and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(ix) in the case of Mr. Boornazian, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs, payable within 20 days after the normal payment date; (b) payment in equal installments during the remaining term of the employee’s employment of an amount equal to (x) the employee’s highest salary rate during the term of the agreement and (y) the average bonus under the Company’s annual incentive plan actually earned by the employee during the three years immediately prior to the year of termination; (c) a payment equal to the actual annual incentive award for the year in which the employee’s termination occurs, multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365, payable when bonuses are normally paid; and (d) any earned but unpaid annual bonus, payable within 20 days after the normal payment date;

(x) in the case of Messrs. O’Kane, Houghton, Cusack, Boornazian and Few, if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, in the case of Mr. O’Kane, he may be entitled to excise tax gross-up payments;

(xi) the agreements contain provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation; and

(xii) in the case of Messrs. O’Kane, Houghton, Cusack and Few, the employees have for the benefit of their respective beneficiaries life insurance (and in the case of Mr. Boornazian supplemental life insurance benefits). There are no key man insurance policies in place.

Christopher O’Kane.  Mr. O’Kane entered into a service agreement with Aspen U.K. Services and Aspen Holdings under which he has agreed to serve as Chief Executive Officer of Aspen Holdings and Aspen U.K. and director of both companies, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. O’Kane shall be paid an annual salary of £346,830, subject to annual review. Mr. O’Kane’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. O’Kane’s salary was £480,000. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. O’Kane’s salary will be £527,500.

Richard Houghton.  Mr. Houghton entered into a service agreement with Aspen U.K. Services under which he agreed to serve as Chief Financial Officer of Aspen Holdings, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. Houghton shall be paid an annual salary of £320,000, subject to annual review. Mr. Houghton’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus, based on a bonus potential of 100% of salary which may be exceeded, to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. Houghton’s salary was £360,000. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. Houghton’s salary will be £370,000.

Julian Cusack.  Mr. Cusack entered into service agreements with effect from May 1, 2008 to serve as Group Chief Operating Officer and to continue to serve as Chief Executive Officer and Chairman of Aspen Bermuda, terminable upon 12 months’ notice by either party. With his more recent appointment as Chief Risk Officer, his employment agreement has not changed. The agreements provide that Mr. Cusack shall be paid an annual salary of £350,000, subject to annual review. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of $180,000 per annum, two return airfares per annum for him and his family from Bermuda to the U.K. as well as reimbursement of reasonable relocation expenses. The service contracts also provide for the payment by the Company of U.K. income tax attributable to the reimbursement of Bermuda housing expenses and home leave. Mr. Cusack’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus based on a bonus potential of 100% of his salary to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. Cusack’s salary was £360,000. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. Cusack’s salary will be £370,000.

Brian Boornazian.  Mr. Boornazian entered into an employment agreement with Aspen U.S. Services under which he has agreed to serve as President and Chief Underwriting Officer, Property Reinsurance, of Aspen Re America for a three-year term, with annual extensions thereafter. The agreement originally provided that Mr. Boornazian will be paid an annual salary of $330,000, subject to review from time to time, as well as a discretionary bonus, and shall be eligible to participate in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Effective April 1, 2009, Mr. Boornazian’s salary was $500,000. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. Boornazian’s salary will be $540,000.

On February 5, 2008, the Compensation Committee approved an amendment to Mr. Boornazian’s employment agreement to include a clause in respect of change of control. Senior executives reporting to the Chief Executive Officer of the Company have service agreements that are consistent in their principal terms, including with respect to change-of-control provisions; however, this clause was not included in Mr. Boornazian’s original service agreement. The clause provides that if Mr. Boornazian is terminated without cause or resigns for good reason in the six-month period prior to a change in control or the two-year period after a change in control, all share options and other equity-based awards granted to Mr. Boornazian during the course of the agreement will immediately vest and remain exercisable in accordance with their terms. Mr. Boornazian’s agreement was further amended on October 28, 2008 and December 31, 2008 to reflect compliance with Internal Revenue Code Section 409A (“409A”) and on February 11, 2010 reflecting the Compensation Committee’s approval on October 27, 2009 to amend his severance provision to more closely resemble the severance provisions of our other executives who head our business lines.

James Few.  Mr. Few entered into a service agreement with Aspen Bermuda under which he has agreed to serve as Head of Property Reinsurance and Chief Underwriting Officer of Aspen Bermuda. The agreement may be terminated upon 12 months’ notice by either party. The agreement originally provided that Mr. Few will be paid an annual salary of $400,000, subject to annual review. Mr. Few is also provided with an annual housing allowance of $180,000, two return airfares between Bermuda and the U.K. per annum for himself and his family and reasonable relocation costs. The agreement also entitles him to private medical insurance, permanent health insurance, personal accident insurance and life assurance. Under the agreement Mr. Few remains a member of the Aspen U.K. Services pension scheme. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. Few’s salary was $475,000. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. Few’s salary will be $515,000.

Retirement Benefits

We do not have a defined benefit plan. Generally, retirement benefits are provided to our named executive officers according to their home country.

United Kingdom.  In the U.K. we have a defined contribution plan which was established in 2005 for our U.K. employees. All permanent and fixed term employees are eligible to join the plan. Messrs. O’Kane, Houghton, Cusack and Few were all participants in the plan during 2008. The employee contributes 3% of their base salary into the plan. The employer contributions made to the pension plan are based on a percentage of base salary based on the age of the employee. There are two scales: a standard scale for all U.K. participants; and a directors’ scale which applies to certain key senior employees who were founders of the Company or who are executive directors of our Board of Directors. Messrs O’Kane, Houghton and Cusack were paid employer contributions based on the directors’ scale.

	Employee		Company
	Contribution —		Contribution —
	Percentage of		Percentage of
Scale	Salary	Age of Employee	Employee’s Salary

Standard Scale	3%	18 - 19	5%
	3%	20-24	7%
	3%	25 - 29	8%
	3%	30-34	9.5%
	3%	35 - 39	10.5%
	3%	40-44	12%
	3%	45 - 49	13.5%
	3%	50-54	14.5%
	3%	55 plus	15.5%
Director Scale	3%	20-24	7%
	3%	25 - 29	8%
	3%	30-34	9.5%
	3%	35 - 39	12%
	3%	40-44	14%
	3%	45 - 49	16%
	3%	50-54	18%
	3%	55 plus	20%

The employee and employer contributions are paid to individual investment accounts set up in the name of the employee. Employees may choose from a selection of investment funds although the day-to-day management of the investments are undertaken by professional investment managers. At retirement this fund is then used to purchase retirement benefits.

If an employee leaves the Company before retirement all contributions to the account will cease. If an employee has at least two years of qualifying service, the employee has the option of (i) keeping his or her account, in which case the full value in the pension will continue to be invested until retirement age, or (ii) transferring the value of the account either to another employer’s approved pension plan or to an approved personal pension plan. Where an employee leaves the Company with less than two years of service, such employee will receive a refund equal to the part of their account which represents their own contributions only. This refund is subject to U.K. tax and social security.

In the event of death in service before retirement, the pension plan provides a lump sum death benefit equal to four times the employee’s basic salary, plus, where applicable, a dependent’s pension equal to 30% of the employee’s basic salary and a children’s pension equal to 15% of the employee’s basic salary for one child and up to 30% of the employee’s basic salary for two or more children. Under U.K. legislation, these benefits are subject to notional earnings limits (currently £108,600 for 2006/2007, £112,800 for 2007/2008 and

£117,600 for 2008/2009 and £123,600 for 2009/10 and 2010/11). From April 2011, the notional earnings limit has been removed due to a change in our life insurance provider whereby the standard life assurance cover has been combined with the accepted life assurance cover, which has the impact of removing the notional earnings limit. Where an employee’s basic salary is greater than the notional earnings maximum, an additional benefit is provided through a separate cover outside the pension plan.

In 2010, we established an Employer-Financed Retirement Benefits Scheme which was particularly suitable for our U.K. employees. All employees between the ages of 18 and 60 whose duties are performed outside of Guernsey are eligible to participate. Messrs. O’Kane and Houghton participated in the plan during 2010. The plan is a trust based, defined contribution pension vehicle, whereby the funds are invested by the trustees in order to provide retirement benefits. Funds are held in a trust in Guernsey.

Employer contributions are made in respect of employees, as agreed between us and the employee, in return for a reduction in his or her remuneration. Each participating employee will have a separate account under the plan, reflecting the value of employer contributions on his or her behalf, the investment return and charges.

At retirement on or after reaching the age of 55, an employee may receive up to 25% of the value of his or her account as a lump sum, and the remainder of the account will be used to purchase a lifetime annuity or to fund an unsecured pension, at the employee’s election. If an employee terminates employment with us earlier (other than in the case of incapacity), the employee will receive his or her retirement benefits at the time of his or her retirement on or after reaching the age of 55. Upon an employee’s death, the value of his or her retirement account will be paid in a lump sum or in the form of a lifetime annuity or other pension, in the discretion of the plan’s trustees, to his or her beneficiaries.

Due to changing tax conditions within the U.K. it is our intention to close this plan in 2011.

United States.  In the U.S., we operate a 401(k) plan. Employees of Aspen U.S. Services are eligible to participate in this plan. Mr. Boornazian participates in this plan.

Participants may elect a salary reduction contribution into the 401(k) plan. Their taxable income is then reduced by the amount contributed into the plan. This lets participants reduce their current federal and most state income taxes. The 401(k) safe harbor plan allows employees to contribute a percentage of their salaries (up to the maximum deferral limit set forth in the plan). We make a qualified matching contribution of 100% of the employee’s salary reduction contribution up to 3% of their salary, plus a matching contribution of 50% of the employee’s salary reduction contribution from 3% to 5% of their salary for each payroll period. The employer’s matching contribution is subject to limits based on the employee’s earnings as set by the IRS annually. Participants are always fully vested in their 401(k) plan with respect to their contributions and the employer’s matching contributions.

Discretionary profit sharing contributions are made annually to all employees by Aspen U.S. Services and are based on the following formula:

Contribution
by the
Company as a
Percentage of
Employee’s
Age of Employee	Salary

20 — 29	3%
30 — 39	4%
40 — 49	5%
50 and older	6%

Profit sharing contributions are paid in the first quarter of each year in respect the previous fiscal year. The profit sharing contributions are subject to a limit based on the employee’s earnings as set by the IRS annually. The profit sharing contributions are subject to the following vesting schedule:

Vesting
Years of Vesting Service	Percentage

Less than 3 years	0%
3 years	100%

Once the employee has three years of service, his or her profit sharing contributions are fully vested and all future contributions are vested.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding options to purchase ordinary shares and other stock awards by the named executive officers during the twelve months ended December 31, 2010:

	Option Awards							Stock Awards
												Equity
										Equity		Incentive Plan
										Incentive		Awards:
					Equity					Plan Awards:		Market
					Incentive				Market	Number of		Value or
		Number of		Number of	Plan Awards:			Number of	Value of	Unearned		Payout Value
		Securities		Securities	Number of			Shares or	Shares or	Shares,		of Unearned
		Underlying		Underlying	Securities			Units of	Units of	Units or		Shares, Units or
		Unexercised		Unexercised	Underlying			Stock That	Stock That	Other Rights		Other Rights
		Options (#)		Options (#)	Unexercised	Option	Option	Have Not	Have Not	That Have		That Have
	Year of	Exercisable		Unexer-	Unearned	Exercise	Expiration	Vested (#)	Vested	Not Vested		Not Vested
Name	Grant	(1)		cisable	Options (#)(1)	Price ($)	Date	(1)	($)(2)	(#)(1)		($)(2)

Christopher O’Kane	2003	991,830			—	$16.20	08/20/2013			—		—
	2004	23,603	(3)		—	$24.44	12/23/2014			—		—
	2005	—	(4)		—	$25.88	03/03/2015			—	(6)	—
	2006	87,719	(5)		—	$23.65	02/16/2016			—		—
	2007	75,988			—	$27.28	05/04/2014			47,281	(7)	$1,353,182
	2008	—			—					31,694	(8)	$907,082
	2009	—			—					146,399	(9)	$4,189,939
	2010	—			—					102,310	(10)	$2,928,112
Richard Houghton	2007	12,158			—	$27.28	05/04/2014			7,565	(7)	$216,510
	2008	—			—					14,790	(8)	$423,290
	2009	—			—					48,800	(9)	$1,396,656
	2010	—			—					23,873	(10)	$683,245
Julian Cusack	2003	133,474			—	$16.20	08/20/2013			—		—
	2004	14,162	(3)		—	$24.44	12/23/2014			—		—
	2005	—	(4)		—	$25.88	03/03/2015			—	(6)	—
	2006	59,033	(5)		—	$23.65	02/16/2016			—		—
	2007	18,997			—	$27.28	05/04/2014			11,820	(7)	$338,288
	2008	—			—					14,790	(8)	$423,290
	2009	—			—					73,199	(9)	$2,094,955
	2010	—			—					23,873	(10)	$683,245
Brian Boornazian	2004	7,868	(3)		—	$24.44	12/23/2014			—		—
	2005	—	(4)		—	$25.88	03/03/2015			—	(6)	—
	2006	51,862	(5)		—	$23.65	02/16/2016			—		—
	2007	45,593			—	$27.28	05/04/2014			28,369	(7)	$811,921
	2008	—			—					15,847	(8)	$453,541
	2009	—			—					60,999	(9)	$1,745,791
	2010	—			—					25,578	(10)	$732,042
James Few	2003	—			—	$16.20	08/20/2013			—		—
	2004	35,404	(3)		—	$24.44	12/23/2014			—		—
	2005	—	(4)		—	$25.88	03/03/2015			—	(6)	—
	2006	63,409	(5)		—	$23.65	02/16/2016			—		—
	2007	41,793			—	$27.28	05/04/2014			26,005	(7)	$744,263
	2008	—			—					12,678	(8)	$362,844
	2009	—			—					60,999	(9)	$1,745,791
	2010	—			—					25,578	(10)	$732,042

(1)	For a description of the terms of the grants and the related vesting schedule, see “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan” above.

(2)	Calculated based upon the closing price of $28.62 per share of the Company’s ordinary shares at December 31, 2010.

(3)	As the performance targets for the 2004 options were not fully met based on the 2004 ROE achieved, 51.48% of the grant vested and the remaining portion of the grant was forfeited.

(4)	As the performance targets have not been met, the 2005 options were forfeited.

(5)	As the performance targets for the 2006 options were not fully met, 92.2% of the grant vested and the remaining portion of the grant was forfeited.

(6)	With respect to the 2005 performance shares, of which one-third of the grant is earned based on the achievement of the 2005 ROE target and two-thirds have a performance condition based on an average three-year (2005-2007) ROE, one-third of the grants has been forfeited as the 2005 ROE target has not been met. As the performance target for 2005, and the average performance target for 2005-2007 were not met, the entire grant has been forfeited.

(7)	With respect to the 2007 performance shares, amount represents (i) 166% vesting in respect of one-fourth of the initial grant as our ROE for 2007 was 21.6%, (ii) no vesting for one-fourth of the grant in respect of the 2008 ROE as it was less than 10%, (iii) 134% vesting in respect of one-fourth of the grant as our ROE for 2009 was 18.4% and (iv) 31.6% vesting in respect of one-fourth of the grant as our ROE for 2010 was 11.2%. These performance shares vest and become issuable upon the filing of this report.

(8)	With respect to the 2008 performance shares, amount represents (i) no vesting in respect of one-third of the initial grant as our ROE for 2008 was less than 10%, (ii) 134% vesting in respect of one-third of the grant as our ROE for 2009 was 18.4% and (iii) 31.6% vesting in respect of one-fourth of the grant as our ROE for 2010 was 11.2%. These performance shares vest and become issuable upon the filing of this report.

(9)	With respect to the 2009 performance shares, amount represents (i) 164% vesting in respect of one-third of the grant as our ROE for 2009 was 18.4%, (ii) 85.6% vesting in respect of one-third of the grant as our ROE for 2010 was 11.2% and (iii) assumes a vesting of 100% for the remaining one-third of the grant.

(10)	With respect to the 2010 performance shares, amount represents (i) 85.6% vesting in respect of one-third of the grant as our ROE for 2010 was 11.2%, and (ii) assumes a vesting of 100% for the remaining two-thirds of the grant.

Option Exercises and Stock Vested

The following table summarizes stock option exercises and share issuances by our named executive officers during the twelve months ended December 31, 2010:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)	Vesting (#)	on Vesting ($)(2)

Christopher O’Kane	—	—
Richard Houghton	—	—	2,667	$76,916
Julian Cusack	75,000	$930,107
Brian Boornazian	—	—
James Few	97,930	$1,355,616

(1)	Value realized is calculated based on the sale price on the date of exercise less the exercise price.

(2)	The restricted share units for Mr. Houghton vested on March 31, 2010. The market value was calculated based on the closing price of $28.84 on March 31, 2010. The amounts reflect the amount vested (gross of tax).

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause or for good reason (as defined in their respective employment agreements), each as of December 31, 2010, the following individuals would be entitled to payments and to accelerated vesting of their outstanding equity awards, as described in the table below:

	Christopher O’Kane(1)				Richard Houghton(1)				Julian Cusack(1)
			Value of				Value of				Value of
	Total Cash		Accelerated		Total Cash		Accelerated		Total Cash		Accelerated
	Payout		Equity Awards		Payout		Equity Awards		Payout		Equity Awards

Termination without Cause (or other than for Cause) or for Good Reason(2)	$4,853,812	(6)	—		$1,407,708	(8)	—		$1,566,742	(10)	—
Death(3)	$1,112,976		$6,129,311		$556,488		$1,841,719		$556,488		$2,462,100
Disability(4)	$370,992		$6,129,311		$278,244		$1,841,719		$278,244		$2,462,100
Change in Control(5)	$4,853,812	(6)	$9,378,310	(7)	$1,407,708	(8)	$2,719,666	(9)	$1,566,742	(10)	$3,539,796	(11)

(1)	The calculation for the payouts for Messrs. O’Kane, Houghton and Cusack were converted from British Pounds into U.S. Dollars at the average exchange rate of $1.5458 to £1 for 2010.

(2)	For a description of termination provisions, see “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements” above.

(3)	In respect of death, the executives are entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2010. In addition, the Compensation Committee approved amendments to the terms of the awards granted under the 2003 Share Incentive Plan where in the event of death or disability, the amount of performance share awards that have already met their vesting criteria but have not vested yet, would vest and be issued. Any options granted would continue to vest under the terms of their agreement. Similarly, restricted share unit awards will accelerate and vest upon death or disability.

(4)	In respect of disability, the executive would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage. In addition, the Compensation Committee approved amendments to the terms of the awards granted under the 2003 Share Incentive Plan where in the event of death or disability, the amount of performance share awards that have already met their vesting criteria but have not vested yet, would vest and be issued. Any options granted would continue to vest under the terms of their agreement. Similarly, restricted share unit awards will accelerate and vest upon death or disability.

(5)	The total cash payout and the acceleration of vesting are provided only if the employment of the above named executive is terminated by the Company without Cause or by the executive with Good Reason (as described above under “Employment-Related Agreements” and as defined in each of the individual’s respective employment agreement) within the six-month period prior to a change in control or within a two-year period after a change in control. The occurrence of any of the following events constitutes a “Change in Control”:

(A)	the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any person or group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B)	any person or group is or becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the beneficial owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (i) any acquisition directly from the Company, (ii) any acquisition by the

Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by a person or group if immediately after such acquisition a person or group who is a shareholder of the Company on the effective date of our 2003 Share Incentive Plan continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring person or group;

(C)	the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D)	a change in the composition of the Board such that the individuals who, as of the effective date of the 2003 Share Incentive Plan, constitute the Board of Directors (such Board of Directors shall be referred to for purposes of this section only as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board of Directors subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board of Directors shall not be so considered as a member of the Incumbent Board.

(6)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. O’Kane for the previous three years ($1,112,976) plus twice the sum of the highest salary paid during the term of the agreement ($741,984) and the average bonus actually earned during three years immediately prior to termination ($1,128,434). Mr. O’Kane’s agreement includes provisions with respect the treatment of “parachute payments” under the U.S. Internal Revenue Code. As Mr. O’Kane is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.

(7)	Represents the acceleration of vesting of the entire grant of the 2007 performance shares (other than 1/4 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2008 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2009 performance shares and the 2010 performance shares. For the portions of the 2007, 2008 and 2009 performance shares which have exceeded the performance threshold, we have assumed the greater percentage amount for calculation purposes. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2010. The amounts do not include the (i) 2003 options as they have fully vested on December 31, 2009, (ii) 2005 options, as the performance targets were not met and the options were forfeited, (iii) 2005 performance share awards as the performance targets were not met and the performance shares were forfeited, (iv) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets, (v) 2006 options and performance as the earned portions have vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance tests and (vi) the 2007 options as those have vested.

(8)	Represents the lesser of the target annual incentive for the year in which termination occurs and average of Mr. Houghton’s bonuses for the previous three years ($425,610), plus the sum of the highest salary paid during the term of the agreement ($556,488) and the average bonus actually earned during the three years immediately prior to termination ($425,610).

(9)	Represents the acceleration of vesting of the entire grant of the 2007 performance shares (other than 1/4 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2008 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2009 performance shares and the 2010 performance shares. For the portions of the 2007, 2008 and 2009 performance shares which have exceeded the performance threshold, we have assumed the greater percentage amount for calculation purposes. The amounts do not include the 2007 options as those have vested. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2010.

(10)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Cusack for the previous three years ($505,127) plus the sum of the highest salary paid during the term of the agreement ($556,488) and the average bonus actually earned during three years immediately prior to termination ($505,127).

(11)	Represents the acceleration of vesting of the entire grant of the 2007 performance shares (other than 1/4 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2008 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2009 performance shares and the 2010 performance shares. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2010. The amounts do not include the (i) 2003 options as they have fully vested on December 31, 2009, (ii) 2005 options, as the performance targets were not met and the options were forfeited, (iii) 2005 performance share awards as the performance targets were not met and the performance shares were forfeited, (iv) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets, (v) 2006 options and performance as the earned portions have vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance tests and (vi) the 2007 options as those have vested.

	Brian Boornazian				James Few
			Value of				Value of
			Accelerated				Accelerated
	Total Cash		Equity		Total Cash		Equity
	Payout		Awards		Payout		Awards

Termination without Cause (or other than for Cause) or for Good Reason(1)	$1,838,333	(5)	—		$1,695,417	(7)	—
Death(2)	$675,000		$2,731,296		$546,250		$2,572,932
Disability(3)	$250,000		$2,731,296		$237,500		$2,572,932
Change in Control(4)	$1,838,333	(5)	$3,743,289	(6)	$1,695,417	(7)	$3,584,925	(8)

(1)	For a description of termination provisions, see “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements” above.

(2)	In respect of death, the executives are entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2010. In addition, the Compensation Committee approved amendments to the terms of the awards granted under the 2003 Share Incentive Plan where in the event of death or disability, the amount of performance share awards that have already met their vesting criteria but have not vested yet, would vest and be issued. Any options granted would continue to vest under the terms of their agreement. Similarly, restricted share unit awards will accelerate and vest upon death or disability.

(3)	In respect of disability, the executive would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage. In addition, the Compensation Committee approved amendments to the terms of the awards granted under the 2003 Share Incentive Plan where in the event of death or disability, the amount of performance share awards that have already met their vesting criteria but have not vested yet, would vest and be issued. Any options granted would continue to vest under the terms of their agreement. Similarly, restricted share unit awards will accelerate and vest upon death or disability.

(4)	Same as Footnote 5 in table above.

(5)	On October 28, 2009, the Compensation Committee approved an amendment to Mr. Boornazian’s employment agreement to amend the basis for calculation of termination amounts. Represents the sum of the highest salary paid during the term of the agreement ($500,000) and the average bonus actually earned during three years immediately prior to termination ($798,333), plus a prorated annual bonus based on the actual bonus earned for the year in which his termination occurs ($675,000, which represents 100% of the bonus potential for 2010).

(6)	Represents the acceleration of vesting of the entire grant of the 2007 performance shares (other than 1/4 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2008 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2009 performance shares and the 2010 performance shares. For the portions of the 2007, 2008 and 2009 performance shares which have exceeded the performance threshold, we have assumed the greater percentage amount for calculation purposes. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2010. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards as the performance targets were not met and the performance shares were forfeited, (iii) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets, (iv) 2006 options and performance as the earned portions have vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance tests and (v) the 2007 options as those have vested.

(7)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Few for the previous three years ($546,250) plus the sum of the highest salary paid during the term of the agreement ($475,000) and the average bonus actually earned during three years immediately prior to termination ($674,167).

(8)	Represents the acceleration of vesting of the entire grant of the 2007 performance shares (other than 1/4 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2008 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2008 performance test), the 2009 performance shares and the 2010 performance shares. The amounts do not include the (i) 2003 options as they have fully vested on December 31, 2009, (ii) 2005 options, as the performance targets were not met and the options were forfeited, (iii) 2005 performance share awards as the performance targets were not met and the performance shares were forfeited, (iv) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets, (v) 2006 options and performance shares as the earned portions have vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance tests and (vi) the 2007 options as those have vested.

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. A change in control does not affect the amount or timing of these cash severance payments.

Non-Employee Director Compensation

	Fees Earned	2010	2010
	or Paid in	Stock	Option	All Other
Name	Cash ($)(1)	Awards ($)(2)	Awards ($)	Compensation ($)	Total ($)

Liaquat Ahamed(3)	$80,000	$99,989	—	—	$179,989
Matthew Botein(4)	$70,000	$99,989	—	—	$169,989
Richard Bucknall(5)	$137,035	$99,989	—	—	$237,024
John Cavoores(6)	$71,640	$99,989	—	$132,000	$303,629
Ian Cormack(7)	$135,000	$99,989	—	—	$234,989
Heidi Hutter(8)	$156,517	$99,989	—	—	$256,506
Glyn Jones(9)	$309,160	$500,003	—	—	$809,163
David Kelso(10)	$85,000	$99,989	—	—	$184,989
Peter O’Flinn(11)	$116,052	$99,989	—	—	$216,041
Albert Beer(12)	$0	—	—	—	$0

(1)	Effective July 2007, for directors who are paid for their services to Aspen Holdings in British Pounds rather than U.S. Dollars such as Messrs. Bucknall and Cormack, their remuneration is converted at an exchange rate of $1.779:£1. Similarly, Heidi Hutter, who is paid in British Pounds for her services to AMAL, her remuneration for such services is converted at the same exchange rate of $1.779:£1. For fees paid to directors in British Pounds such as Mr. Jones for his salary of £200,000, and Mr. Bucknall, for his services to AMAL, for reporting purposes, an exchange rate of $1.5458:£1 has been used for 2010, the average rate of exchange.

(2)	Consists of restricted share units. Valuation is based on the grant date fair values of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeiture assumptions.

(3)	Represents the annual board fee of $50,000, $25,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director) and $5,000 for serving as the Chair of the Investment Committee. Mr. Ahamed holds 8,908 ordinary shares, which includes 2,983 ordinary shares of the 3,580 restricted share units granted on February 11, 2010 which have vested and are issued.

(4)	Represents the annual board fee of $50,000, $20,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director). Mr. Botein holds 9,561 ordinary shares, which includes 2,983 ordinary shares of the 3,580 restricted share units granted on February 11, 2010 which have vested and are issued.

(5)	Represents the annual board fee of $50,000, $25,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director), $10,000 for serving on the Audit Committee, $5,000 for serving as the Chair of the Compensation Committee, $10,000 for serving as director of Aspen U.K., and the pro rata amount of the annual fee of £20,000 (through March 17, 2010) and the pro rata fee of £25,000 (commencing March 17, 2010) for serving as director of AMAL. Mr. Bucknall holds 15,061 ordinary shares, which includes 2,983 ordinary shares of the 3,580 restricted share units granted on February 11, 2010 which have vested and are issued.

(6)	Represents the annual board fee of $50,000 and $25,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director) and $5,000 for one additional meeting attended by Mr. Cavoores. Mr. Cavoores ceased to be a Non-Executive director effective November 1, 2010 and a pro rata reduction was applied to the annual board fee. Mr. Cavoores holds 9,506 ordinary shares, which includes 2,583 ordinary shares of the 3,580 restricted share units granted on February 11, 2010 which have vested and are issued (the remaining of which were cancelled upon Mr. Cavoores ceasing to be a Non-Executive director). Mr. Cavoores also holds 2,012 vested options. Mr. Cavoores also received consulting fees of $132,000 prior to being appointed as an executive. The table does not reflect Mr. Cavoores’ salary paid and performance shares awarded upon his being appointed as an executive.

(7)	Represents the annual board fee of $50,000, $25,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director), $25,000 fee for serving as the Audit Committee Chairman, $10,000 for serving on the Board of Aspen U.K. and $25,000 for serving as the Chair of the Audit Committee of Aspen U.K. Mr. Cormack holds 12,076 ordinary shares, which includes 2,983 ordinary shares of the 3,580 restricted shares options granted on February 11, 2010 which have vested and are issued. Mr. Cormack holds a total of 45,175 vested options as at December 31, 2010.

(8)	Represents the annual board fee of $50,000, $25,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director), $10,000 for serving as a member of the Audit Committee, $5,000 for serving as the Chair of the Risk Committee, $10,000 for serving on the Board of Aspen U.K. and the pro rata amount of the annual fee of £25,000 (through March 17, 2010) and the pro rata fee of £30,000 (commencing March 17, 2010) for serving as the Chair of AMAL. Eighty percent of the total compensation is paid to The Black Diamond Group LLC, of which Ms. Hutter is the Chief Executive Officer. Ms. Hutter holds a total of 85,925 vested options as at December 31, 2010. Ms. Hutter (including the awards held by The Black Diamond Group) holds 14,248 ordinary shares, which includes 2,983 ordinary shares of the 3,580 restricted share units granted on February 11, 2010 which have vested and are issued.

(9)	Represents Mr. Jones’ annual salary of £200,000. Mr. Jones holds 33,196 ordinary shares. Mr. Jones also holds 2,012 unvested options.

(10)	Represents the annual board fee of $50,000, $25,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director) and $10,000 for serving as a member of the Audit Committee. Mr. Kelso holds 4,435 vested options as at December 31, 2010. Mr. Kelso holds 11,906 ordinary shares, which includes 2,983 ordinary shares of the 3,580 restricted share units granted on February 11, 2010 which have vested and are issued.

(11)	Represents the annual board fee of $50,000, $25,000 attendance fee ($5,000 for each board meeting or separate committee meeting not scheduled around the Board meeting, attended by a director), $10,000 for serving as a member of the Audit Committee, $5,000 for acting as Chair of the Corporate Governance and Nominating Committee and a pro rata portion of the annual board fee for serving on the Board of Aspen Bermuda of $30,000 with effect from February 16, 2010. Mr. O’Flinn holds 6,148 ordinary shares, which includes 2,983 ordinary shares of the 3,580 restricted share units granted on February 11, 2010 which have vested and are issued.

(12)	Mr. Beer was appointed to the Board effective February 1, 2011. As a result, he was not paid any fees in 2010.

Summary of Non-Employee Director Compensation

Annual Fees.  The compensation of non-executive directors is benchmarked against peer companies and companies listed on the FTSE 250, taking into account complexity, time commitment and committee duties. With effect from February 6, 2008, the annual director fee is $50,000, plus a fee of $5,000 for each board meeting (or single group of board and/or committee meetings) attended by the director. Directors who are not employees of the Company, other than the Chairman, are entitled to an annual grant of $50,000 in restricted share units. In 2010, the Board approved an increase in the value of the annual grant to directors to $100,000. The Chairman is entitled to an annual grant of not less than $200,000 in restricted share units.

For 2011, the Board approved an increase in fees for Committee Chairs as follows:

•	Audit Committee Chair — increase from $25,000 to $30,000

•	Compensation Committee Chair — increase from $5,000 to $15,000

•	Risk Committee Chair — increase from $5,000 to $15,000

•	Corporate Governance and Nominating Committee Chain — increase from $5,000 to $10,000

•	Investment Committee Chair — increase from $5,000 to $10,000

The chairman of each committee of our Board of Directors (other than if the Chair is also the Chairman of the Board) other than the Audit Committee receives an additional $5,000 per annum and the Audit Committee chairman receives an additional $25,000 per annum. Other members of the Audit Committee also receive an additional $10,000 per annum for service on that Committee. In addition, members of our Board of Directors who are also members of the Board of Directors of Aspen U.K. receive an additional $10,000 (Messrs. Bucknall and Cormack and Ms. Hutter). Mr. Cormack also receives an additional $25,000 for serving as the Chairman of the Audit Committee of Aspen U.K. Ms. Hutter also receives £30,000 for serving as the Chair of AMAL and Mr. Bucknall receives £25,000 for serving as a director of AMAL. Mr. O’Flinn receives $30,000 for serving on the Board of Aspen Bermuda.

Mr. Jones, our Chairman, received an annual salary of £200,000 for 2010. For 2010, the Board changed the compensation terms for our Chairman; he is no longer eligible for consideration for an annual bonus and was granted a greater amount of restricted share units, an increase from $200,000 to $500,000. The Board retained its right to vary the yearly grant of restricted share units to the Chairman depending on market conditions, time commitment and performance of the Company. The Chairman is entitled to an annual grant of not less than $200,000 in restricted share units. The Board approved the same compensation amounts for 2011.

Non-Employee Directors Stock Option Plan.  At our annual general meeting of shareholders held on May 25, 2006, our shareholders approved the 2006 Stock Option Plan for non-employee directors of the Company (“2006 Stock Option Plan”) under which a total of 400,000 ordinary shares may be issued in relation to options granted under the 2006 Stock Option Plan. At our annual general meeting on May 2, 2007, the 2006 Stock Option Plan was amended and renamed the 2006 Stock Incentive Plan for Non-Employee Directors (the “Amended 2006 Stock Option Plan”) to allow the issuance of restricted share units.

Following the annual general meeting of our shareholders, on May 25, 2006, our Board of Directors approved the grant of 4,435 options under the 2006 Stock Option Plan for each of the non-employee directors at the time. Eighty percent of the options granted to Ms. Hutter were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Messrs. Cavoores and Jones were not members of the Board of Directors at the time of grant, and therefore did not receive any options until following their appointment. The exercise price is $21.96, the average of the high and low prices of the Company’s ordinary shares on the date of grant (May 25, 2006). Each of Messrs. Jones and Cavoores were granted 2,012 options on July 30, 2007, representing a pro rated amount of the options granted to the directors in 2006, as they joined the Board on October 30, 2006 and did not receive options in such year. The options vested on the third anniversary of the grant date.

Following the annual general meeting on May 2, 2007, our Board of Directors approved the grant of 1,845 restricted share units under the Amended 2006 Stock Option Plan for each of our non-employee directors at the time, other than Mr. Jones, our Chairman. The date of grant of the restricted share units was May 4, 2007 (being the day on which our close period ended following the release of our earnings). With respect to Ms. Hutter, 80% of the restricted share units were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. In addition, Mr. Ahamed was granted 847 restricted share units on February 8, 2008, representing a pro rated amount of the restricted share units granted to the directors in 2007, as he joined the Board on October 31, 2007 and did not receive any restricted share units in such year. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units vested on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. The shares under the restricted share units were paid out on the first anniversary of the grant date. If a director leaves the Board for any reason other than “Cause” (as defined in the award agreement), then the director would receive the shares under the restricted share units that had vested through the date the director leaves the Board. Subject to the terms of the award, all restricted share units granted in 2007 have vested and were issued. In connection with Mr. Jones’ appointment as our Chairman, he was granted 7,380 ordinary shares with a grant date of May 4, 2007, one-third of which vested annually over a three-year period from the date of grant and are now vested and issued.

On April 30, 2008, our Board of Directors approved the grant of 1,913 restricted share units under the Amended 2006 Stock Option Plan for each of our non-employee directors at the time, other than Mr. Jones, our Chairman. The date of grant of the restricted share units was May 2, 2008 (being the day on which our close period ended following the release of our earnings). With respect to Ms. Hutter, 80% of the restricted share units were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units vested on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. If a director leaves the Board for any reason other than “Cause” (as defined in the award agreement), then the director would receive the shares under the restricted share units that have vested through the date the director leaves the Board. Subject to the terms of the award, all restricted share units granted in 2007 have vested and were issued. Mr. Jones was granted 7,651 ordinary shares with a grant date of May 2, 2008, one-third of which vests annually over a three-year period from the date of grant. Two-thirds of the grant awarded to Mr. Jones has vested and is issued.

On April 29, 2009, our Board of Directors approved the grant of 3,165 restricted share units under the Amended 2006 Stock Option Plan for each of our non-employee directors at the time, other than Mr. Jones, our Chairman. The date of grant of the restricted share units was May 1, 2009 (being the day on which our close period ended following the release of our earnings). With respect to Ms. Hutter, 80% of the restricted share units were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units vested on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. All restricted share units which vested as of December 31, 2009 were issued as soon as practicable after year-end, with the remainder being issued on the first anniversary of the grant date. If a director leaves the Board for any reason other than “Cause” (as defined in the award agreement), then the director would receive the shares under the restricted share units that have vested through the date the director leaves the Board. Mr. Jones was granted 8,439 ordinary shares with a grant date of May 1, 2009, one-third of which vests annually over a three-year period from the date of grant. One-third of the grant vested and is issued.

On February 9, 2010, our Board of Directors approved the grant of 3,580 restricted share units under the Amended 2006 Stock Option Plan to each of our non-employee directors, other than Mr. Jones, our Chairman. The Board increased the size of the grant from $75,000 to $100,000 for each non-executive director. The Board also approved a grant of 17,902 for Mr. Jones, our Chairman, in which they increased the size of the annual grant from $200,000 to $500,000. The Board also approved a change in the vesting schedule regarding Mr. Jones’ grant to be consistent with the vesting schedule of the grants awarded to the other non-executive directors, in which one-twelfth of the grant will vest on each one month anniversary of the date of grant. The date of grant of the restricted share units was February 11, 2010 (being the day on which our close period ends following the release of our earnings). With respect to Ms. Hutter, 80% of the restricted share units were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units vested on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date.

On February 4, 2011, our Board of Directors approved the grant of 3,344 ($100,000) restricted share units under the Amended 2006 Stock Option Plan to each of our non-employee directors, other than Mr. Jones, our Chairman. The Board also approved a grant of 16,722 for Mr. Jones, our Chairman, representing a grant of $500,000 per year. The date of grant of the restricted share units is February 9, 2011 (being the day on which our close period ends following the release of our earnings). With respect to Ms. Hutter, 80% of the restricted share units will be issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units will vest on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. The shares under the restricted share units will be paid out on the first anniversary of the grant date, however, all restricted share units which vest as of December 31, 2010 will be issued as soon as practicable after year-end, with the remainder being issued on the first anniversary of the grant date.

If a director leaves the Board for any reason other than “Cause”, then the director will receive the shares under the restricted share units that have vested through the date the director leaves the Board.

Compensation Policies and Risk

Our compensation program, which applies to all employees including executive officers, is designed to provide competitive levels of reward that are responsive to group and individual performance, but that do not incentivize risk taking that is reasonably likely to have a material adverse effect on the Company.

In reaching our conclusion that our compensation practices do not incentivize risk taking that is reasonably likely to have a material adverse effect on the Company, we examined the various elements of our compensation programs and policies as well as (i) the potential risks that management and or individual underwriters can take to increase the Company’s results or the underwriting results of a particular line of business and (ii) risk mitigation controls. We believe that the most important mitigating factor for these risks is our risk culture, which is characterized by a top-down commitment to a disciplined process for the identification, measurement, management and reporting of risks. For example, as a company which provides catastrophe cover, one of the risks we face is having excessive natural catastrophe exposure, which if not managed would create a high ROE in a low catastrophe year and capital impairment in a year where excess catastrophe occurs. We manage this risk by having natural catastrophe tolerances approved by our Board as part of our annual business plan. Adherence to these limits are independently monitored and reported monthly by the Chief Risk Officer to management with any breaches of set tolerances being reported to the Risk Committee. We also note that in making bonus determinations, our CEO takes into consideration risk data in addition to performance data. The risk data available to the CEO includes internal audit reviews, underwriting reviews and reports of compliance breaches. Therefore, if there is evidence of material breaches of our risk controls which has exposed us to excessive risks, it is likely that such individual would be adversely impacted in his or her compensation rather than benefit.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Our Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Act with management.

Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Compensation Committee

Richard Bucknall (Chair)
Matthew Botein
Ian Cormack

February 25, 2011

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

This report is furnished by the Audit Committee of the board of directors with respect to the Company’s financial statements for the year ended December 31, 2010. The Audit Committee held four meetings in 2010.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The Company’s independent registered public accounting firm, KPMG Audit Plc, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company’s financial statements for the year ended December 31, 2010, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from the independent registered public accounting firm and reviewed and discussed with the independent registered public accounting firm the matters required by the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. Based on these reviews and discussions, the Audit Committee has determined its independent registered public accounting firm to be independent and has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the United States Securities and Exchange Commission (“SEC”) and for presentation to the shareholders at the 2011 Annual General Meeting.

Audit Committee

Ian Cormack (Chair)
Albert Beer
Richard Bucknall
Heidi Hutter
David Kelso
Peter O’Flinn

February 25, 2011

POLICY ON SHAREHOLDER PROPOSALS FOR DIRECTOR CANDIDATES
AND EVALUATION OF DIRECTOR CANDIDATES

Our Board of Directors has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals.  Shareholder recommendations of director nominees to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual general meeting. The Company may in its discretion exclude such shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company’s right to exclude shareholder proposals from its proxy statement.

If shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company’s proxy), shareholder nominations for directors at the annual general meeting of shareholders must be submitted at least 90 calendar days before the annual general meeting of shareholders.

A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•	the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such ordinary shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee’s evaluation of director nominees, the Company may request that the nominee complete a Directors’ and Officers’ Questionnaire regarding such nominee’s independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees.  A nominee recommended for a position on the Company’s Board of Directors must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in his or her chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand financial statements to an appropriate level for the exercise of his or her duties; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the Board of Directors of a public company.

Process for Evaluation of Director Nominees.  The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of our

Board of Directors to the extent necessary to fill vacancies on the Board of Directors or as otherwise desired by the Board of Directors. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the Board of Directors select director nominees for shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the Board of Directors. As vacancies arise, the Corporate Governance and Nominating Committee looks at the overall Board and assesses the need for specific qualifications and experience needed to enhance the composition and diversify the viewpoints and contribution to the Board.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the Board of Directors should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company’s activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee’s qualifications and accomplishments and whether they complement the Board of Directors’ existing strengths;

•	the nominee’s leadership, strategic, or policy setting experience;

•	the nominee’s experience and expertise relevant to the Company’s insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee’s independence qualifications, as defined by NYSE listing standards;

•	the nominee’s actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its shareholders;

•	the nominee’s ability to represent the interests of all shareholders of the Company; and

•	the nominee’s financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board of Directors

The Board of Directors provides a process for shareholders to send communications to the Board of Directors or any of the directors. Shareholders may send written communications to the Board of Directors or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295- 1829. All communications will be referred to the Board or relevant directors. Shareholders may also send e-mails to any of our directors via our website at www.aspen.bm.

Board of Directors Policy on Directors’ Attendance at AGMs

Directors are expected to attend the Company’s annual general meeting of shareholders.

Compliance with Section 16(a) of the Exchange Act

The Company, as a foreign private issuer, is not required to comply with the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions by certain persons and the recovery of “short-swing” profits from the purchase or sale of securities.

BENEFICIAL OWNERSHIP

The following table sets forth information as of February 15, 2011 (including, in this table only, options that would be exercisable by April 15, 2011) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our bye-laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

As of February 15, 2011, 70,588,074 ordinary shares were outstanding.

		Percentage of Ordinary
	Number of Ordinary	Shares
Name and Address of Beneficial Owner(1)	Shares(2)	Outstanding(2)

BlackRock, Inc.(3)	5,544,788	7.8%
40 East 52nd Street
New York, NY 10022 U.S.A.
Greenlight Capital(4)	4,140,000	5.8%
140 East 45th Street, 24th Floor
New York, NY 10017 U.S.A.
Royce & Associates LLC(5)	3,449,633	4.8%
745 Fifth Avenue
New York, NY 10151 U.S.A.
Glyn Jones(6)	35,208	*
Christopher O’Kane(7)	1,292,865	1.8%
Richard Houghton(8)	39,231
Julian Cusack(9)	254,625	*
Brian Boornazian(10)	152,969	*
James Few(11)	189,506	*
Liaquat Ahamed(12)	9,505	*
Matthew Botein(13)	10,158	*
Richard Bucknall(14)	15,658	*
John Cavoores(15)	11,518	*
Ian Cormack(16)	57,848	*
Heidi Hutter(17)	100,770	*
David Kelso(18)	16,938	*
Peter O’Flinn(19)	6,745	*
Albert Beer	—	*
All directors and executive officers as a group (22 persons)	2,420,583	3.3%

*	Less than 1%

(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda.

(2)	Represents the outstanding ordinary shares as at February 15, 2011, except for unaffiliated shareholders, whose information is disclosed as of the dates of their Schedule 13G noted in their respective footnotes. With respect to the directors and officers, includes ordinary shares that may be acquired within 60 days of February 15, 2011 upon (i) the exercise of vested options and (ii) awards issuable for ordinary shares, in each case, held only by such person. The percentage of ordinary shares outstanding reflects the amount outstanding as at February 15, 2011. However, the beneficial ownership for non-affiliates is as of the earlier dates referenced in their respective notes below. Accordingly, the percentage ownership may have changed following such Schedule 13G filings.

Our bye-laws generally provide for voting adjustments in certain circumstances.

(3)	As filed with the SEC on Schedule 13G on February 2, 2011 by BlackRock, Inc.

(4)	Based upon information contained in the Scheduled 13G filed on February 14, 2011 by (i) Greenlight Capital, L.L.C.; (ii) Greenlight Capital, Inc.; (iii) DME Management GP, LLC; (iv) DME Advisors, LP; (v) DME Capital Management, LP; (vi) DME Advisors GP, LLC; and (vii) David Einhorn (collectively, the “Greenlight Entities”). Greenlight Capital, L.L.C. (“Greenlight LLC”) may be deemed the beneficial owner of an aggregate of 1,496,328 shares of Common Stock held for the accounts of Greenlight Capital, LP (“Greenlight Fund”) and Greenlight Capital Qualified, L.P. (“Greenlight Qualified”). Greenlight Capital, Inc. (“Greenlight Inc.”) may be deemed the beneficial owner of an aggregate of 3,333,452 shares of Common Stock held for the accounts of Greenlight Fund, Greenlight Qualified and Greenlight Capital Offshore Partners (“Greenlight Offshore”). DME Management GP, LLC (“DME Management GP”) may be deemed the beneficial owner of 169,105 shares of Common Stock held for the account of Greenlight Capital (Gold), LP (“Greenlight Gold”). DME Advisors, LP (“DME Advisors”) may be deemed the beneficial owner of 547,378 shares of Common Stock held for the account of a managed account (the “Managed Account”). DME Capital Management, LP (“DME CM”) may be deemed the beneficial owner of 259,170 shares of Common Stock held for the accounts of Greenlight Gold and Greenlight Capital Offshore Master (Gold), Ltd. (“Greenlight Gold Offshore”). DME Advisors GP, LLC (“DME GP”) may be deemed the beneficial owner of 806,548 shares of Common Stock held for the accounts of Greenlight Gold, Greenlight Gold Offshore and the Managed Account. Mr. Einhorn may be deemed the beneficial owner of 4,140,000 shares of Common Stock. This number consists of: (A) an aggregate of 1,496,328 shares of Common Stock held for the accounts of Greenlight Fund and Greenlight Qualified, (B) 1,837,124 shares of Common Stock held for the account of Greenlight Offshore, (C) 169,105 shares of Common Stock held for the account of Greenlight Gold, (D) 90,065 shares of Common Stock held for the account of Greenlight Gold Offshore, and (E) 547,378 shares of Common Stock held for the Managed Account. Greenlight LLC is the general partner for Greenlight Fund and Greenlight Qualified. DME CM acts as investment manager for Greenlight Gold Offshore. DME GP is the general partner of DME Advisors and DME CM. The prinicipal business office of each of the Greenlight Entities is 140 East 45th Street, 24th Floor, New York, New York 10017. Pursuant to Rule 13d-4, each of the Greenlight Entities disclaims all such beneficial ownership except to the extent of their pecuniary interest in any shares of common stock, if applicable.

(5)	As filed with the SEC on Schedule 13G by Royce & Associates LLC on January 31, 2011.

(6)	Represents 33,196 ordinary shares and 2,012 vested options.

(7)	Includes 34,750 ordinary shares, 1,179,140 ordinary shares issuable upon exercise of vested options, and 78,975 performance shares that vest upon this filing and are issuable, held by Mr. O’Kane.

(8)	Represents 4,718 ordinary shares and 12,158 ordinary shares issuable upon exercise of vested options, and 22,355 performance shares that vest upon this filing and are issuable, held by Mr. Houghton.

(9)	Includes 2,349 ordinary shares and 225,666 ordinary shares issuable upon exercise of vested options, and 26,610 performance shares that vest upon this filing and are issuable, held by Mr. Cusack.

(10)	Includes 3,430 ordinary shares and 105,323 ordinary shares issuable upon exercise of vested options, and 44,216 performance shares that vest upon this filing and are issuable, held by Mr. Boornazian.

(11)	Includes 10,217 ordinary shares and 140,606 ordinary shares issuable upon exercise of vested options, and 38,683 performance shares that vest upon this filing and are issuable, held by Mr. Few.

(12)	Represents 8,908 ordinary shares and 597 vested restricted share units that are issuable.

(13)	Represents 9,561 ordinary shares and 597 vested restricted share units that are issuable.

(14)	Represents 15,061 ordinary shares and 597 vested restricted share units that are issuable.

(15)	Represents 9,506 ordinary shares and 2,012 ordinary shares issuable upon exercise of vested options, held by Mr. Cavoores.

(16)	Represents 12,076 ordinary shares, 597 restricted share units that are issuable, and 45,175 ordinary shares issuable upon exercise of vested options.

(17)	Ms. Hutter, one of our directors, is the beneficial owner of 2,852 ordinary shares. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 11,396 ordinary shares beneficially owned by The Black Diamond Group, LLC The business address of Ms. Hutter is c/o Black Diamond Group, 515 Congress Avenue, Suite 2220, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 85,925 ordinary shares. Ms. Hutter also holds 597 vested restricted share units that are issuable.

(18)	Represents 11,906 ordinary shares, 4,435 vested options and 597 vested restricted share units that are issuable.

(19)	Represents 6,148 ordinary shares and 597 vested restricted share units that are issuable.

The table below includes securities to be issued upon exercise of options granted pursuant to the Company’s 2003 Share Incentive Plan and the Amended 2006 Stock Option Plan as of December 31, 2010. The 2003 Share Incentive Plan, as amended, and the 2006 Stock Option Plan were approved by shareholders at our annual general meetings.

	A	B	C
Number of Securities
Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise of Price of	Equity Compensation
	Be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants and	Securities Reflected in
Plan Category	Warrants and Rights	Rights(1)	Column A)

Equity compensation plans approved by security holders	4,869,816	$10.42	2,051,434
Equity compensation plans not approved by security holders	—	—	—
Total	4,869,816	$10.42	2,051,434

(1)	The weighted average exercise price calculation includes option exercise prices between $16.20 and $27.52 plus outstanding restricted share units and performance shares which have a $Nil exercise price.

PERFORMANCE GRAPH

The following information is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

The following graph compares cumulative return on our ordinary shares, including reinvestment of dividends of our ordinary shares, to such return for the S&P 500 Composite Stock Price Index and S&P’s Super Composite Property-Casualty Insurance Index, for the period commencing December 31, 2005 and ending on December 31, 2010, assuming $100 was invested on December 31, 2005. The measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each calendar month during the period from December 31, 2005 through December 31, 2010. As depicted in the graph below, during this period, the cumulative total return (1) on our ordinary shares was 36.1%, (2) for the S&P 500 Composite Stock Price Index was 12.0% and (3) for the S&P Super Composite Property-Casualty Insurance Index was -12.2%.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 1)

Proposal No. 1 calls for an advisory vote FOR the Company’s executive compensation program as disclosed in the Compensation Discussion and Analysis and accompanying tables and narratives disclosed in the Company’s Annual Report on Form 10-K, filed on February 25, 2011, and in this Proxy Statement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, contains a requirement that certain public companies provide a non-binding shareholder vote to approve executive compensation. While we are not required to conduct this vote, we believe that our compensation program would benefit from the periodic feedback that our shareholders would provide through an advisory vote, and have therefore decided to seek this vote. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program. This is an advisory vote, and as such is not binding on the Company, the Board or the Compensation Committee. However, the Board will take the results of the vote into account when considering future compensation arrangements.

As discussed in the “Compensation Discussion and Analysis” section of the Company’s Annual Report on Form 10-K and in this Proxy Statement, we believe that our compensation policies continue to emphasize aligning our executives’ pay with our performance. In 2010, we achieved an ROE of 11.2% and a growth in book value of 15.6%, which is a sound result in light of market conditions in the insurance industry, and considering that 2010 was the sixth largest loss year for catastrophe insured losses since 1980. Moreover, we made progress with regards to our strategic objectives, including embedding a revised group structure which we had announced in the beginning of 2010 and enhancing and building our insurance platform, which included the acquisition of a company which has licenses to write business on an admitted basis, the establishment of a Swiss insurance branch and a UK regional platform. Our key compensation outcomes reflected this performance and were consistent with our pay for performance philosophy. We encourage a performance-based culture throughout the Company, and at senior levels we have developed an approach to compensation that aligns the executive’s compensation with his or her performance and contribution to the results of the Company. As discussed in our Compensation Discussion and Analysis, we believe that the three elements of total direct compensation, base salary, annual bonus and long-term incentive awards, should be balanced such that each executive has the appropriate amount of pay that is performance contingent and longer-term. In 2010, a majority of our NEOs’ pay was delivered through performance-based compensation with a significant portion realized over more than one year. In addition, we continually seek to improve our compensation program. For example, in 2010, our Compensation Committee adopted a policy to clawback bonus and long-term incentive awards granted to our executive officers in 2010 and going forward in the case of a subsequent and material negative restatement of the Company’s published financial results as a result of fraud. We encourage you to read the Compensation Discussion and Analysis and accompanying tables and narratives in our Annual Report on Form 10-K and in this Proxy Statement for a detailed discussion of our executive compensation program.

The Company presently intends to have future advisory votes on the Company’s executive compensation every three years. The Company believes that a triennial advisory vote provides the appropriate balance necessary to allow for periodic input by shareholders while providing a sufficient period of time to evaluate the effects of the Company’s compensation program and policies. The Company further believes that a triennial advisory vote is appropriate because it would give our shareholders sufficient time to consider the effectiveness of our compensation program which emphasizes long-term performance, while avoiding over-emphasis on short term variations in compensation and business results.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion disclosed in the Company’s Annual Report on Form 10-K filed on February 25, 2011 and in this Proxy Statement, is hereby APPROVED.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN OUR ANNUAL REPORT ON FORM 10-K, FILED ON FEBRUARY 25, 2011.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 2)

Proposal No. 2 calls for a vote FOR the re-election of Messrs. Christopher O’Kane, John Cavoores and Liaquat Ahamed and Ms. Heidi Hutter and the election of Mr. Albert Beer as Class I directors at the Annual General Meeting. If elected, each director will serve until the Company’s Annual General Meeting of Shareholders in 2014 or until his successor is elected and qualified.

Biographical information relating to the directors under Proposal No. 2 is presented in this Proxy Statement under “Management — Board of Directors of the Company”.

Votes Required

Proposal No. 2 requires by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF
THE NOMINEES AS CLASS I DIRECTORS.

APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

Proposal No. 3 calls for a vote FOR the appointment of KPMG Audit plc (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. On February 3, 2011, the Audit Committee selected, subject to appointment by the Company’s Shareholders, KPMG to continue to serve as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2011. KPMG has served as the Company’s independent auditor since 2002.

A representative of KPMG is expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Fees Billed to the Company by KPMG Audit plc

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2010 and 2009 by KPMG, the Company’s principal accounting firm.

	Twelve Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2009
	($ in millions)

Audit Fees(a)	$2.5	$3.0
Audit-Related Fees(b)	0.2	0.2
Tax Fees(c)	0.2	—
All Other Fees(d)	—	—

Total Fees	$2.9	$3.2

(a)	Audit fees related to the audit of the Company’s financial statements for the twelve months ended December 31, 2010 and 2009, the review of the financial statements included in our quarterly reports on Form 10-Q during 2010 and 2009 and for services that are normally provided by KPMG in connection with statutory and regulatory filings for the relevant fiscal years.

(b)	Audit-related fees are fees related to assurance and related services for the performance of the audit or review of the Company’s financial statements (other than the audit fees disclosed above).

(c)	Tax fees are fees related to tax compliance, tax advice and tax planning services.

(d)	All other fees relate to fees billed to the Company by KPMG for all other non-audit services rendered to the Company.

The Audit Committee has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence with respect to the Company and has determined that the provision of the specified services is consistent with and compatible with KPMG maintaining its independence. The Audit Committee approved all services that were provided by KPMG.

Votes Required

Proposal No. 3 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE APPOINTMENT OF
KPMG AUDIT PLC AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF THE 2011 SHARE INCENTIVE PLAN

(Proposal No. 4)

Proposal No. 4 calls for a vote FOR the adoption of the Company’s 2011 Share Incentive Plan (the “2011 Share Incentive Plan”). The Board unanimously determined at its meeting held on February 4, 2011, that it is in the best interests of the Company and its shareholders to adopt the 2011 Share Incentive Plan.

The full text of the 2011 Share Plan is attached to this Proxy Statement as Appendix A. The following summary and description of the 2011 Share Incentive Plan is qualified in its entirety by the provisions of such text.

General.  Our Board adopted the 2011 Share Incentive Plan effective February 4, 2011. The total number of shares that may be issued under the 2011 Share Incentive Plan is 3,000,000 shares, which the Board anticipates will support approximately three years of grants to the Company’s employees based on the Company’s typical share usage. The shares deliverable under the 2011 Share Incentive Plan are our ordinary shares, and may be shares that have been authorized but not yet issued or shares we previously issued and have reacquired. The Board adopted the 2011 Share Incentive Plan because the number of shares available for grant under the Company’s 2003 Share Incentive Plan is insufficient to support the Company’s desire to compensate its named executive officers (“NEOs”) and other employees, as well as future employees, with equity-based compensation.

In adopting the 2011 Share Incentive Plan and recommending its approval to shareholders, the Board considered the importance and efficiency of equity compensation in its overall compensation program and philosophy. As part of its philosophy, the Board believes that a substantial portion of the Company’s NEOs’ compensation should be in the form of equity awards because equity awards align the interests of NEOs and shareholders. In addition, the Board believes that equity awards create opportunities for executives to build wealth through stock ownership, which both attracts talent to the organization and contributes to retaining that talent. In adopting the 2011 Share Incentive Plan and recommending its approval to shareholders, the Board also considered the potential for shareholder dilution under the 2011 Share Incentive Plan, based on dilution and share utilization models used by proxy advisory companies. The Board understands that certain models used by proxy advisory companies will be affected by the Company’s currently outstanding equity grants. The Board, however, determined that these considerations were outweighed by the benefits of providing equity-based compensation to our NEOs and other employees as a significant portion of our overall compensation program.

The Board believes that it is in the best interests of shareholders to approve the 2011 Share Incentive Plan. If the 2011 Share Incentive Plan is not approved, it will restrict the Company’s ability to compensate its NEOs and other employees once there are no shares available under the Company’s 2003 Share Incentive Plan. If the Company has no shares available for grant to its NEOs and other employees, it may have to replace share-based compensation with cash-based compensation in order to attract and retain talented employees. If the Company needs to use cash in place of equity-based awards, the Board believes that the Company would not recognize the benefit of linking its NEOs’ and other employees’ interests with those of shareholders through increasing share ownership.

The Board further considered the strong pay-for-performance orientation of our programs and the challenging performance expectations that the Company has set in the past in administering this program. The Compensation Discussion & Analysis points out that over the past several years performance shares have been the equity instrument of choice and that the level of payouts are commensurate with the Company’s performance overall.

Additional information about the 2011 Share Incentive Plan follows.

Purpose.  The 2011 Share Incentive Plan provides for the granting of options (including options that are intended to qualify as incentive stock options (“ISOs”), as defined in Section 422 of the Code (as defined in the 2011 Share Incentive Plan), and options not intended to so qualify (“NQSOs”)), share appreciation rights

(“SARs”), restricted share awards and other share-based incentive awards (collectively, “Awards”) to employees of the Company.

Administration.  The 2011 Share Incentive Plan may be administered by our Board or by the Compensation Committee of our Board, as determined by our Board. References herein to the “Committee” are to the Board or the Compensation Committee, as the case may be, in its capacity as 2011 Share Incentive Plan administrator. The Committee interprets the 2011 Share Incentive Plan, establishes rules and regulations for the 2011 Share Incentive Plan’s administration, determines who will receive Awards and establishes the terms of Awards. The Committee may delegate its responsibilities to a subcommittee thereof consisting solely of at least two individuals who, if Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is applicable, qualify as “Non-Employee Directors” under Exchange Act Rule 16b-3 and, if required for the Award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, are “outside directors” within the meaning thereof.

Share Limit.  The total number of shares that may be issued under the 2011 Share Incentive Plan is 3,000,000, of which up to 3,000,000 may be issued pursuant to ISOs. The issuance of shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of shares that may be issued under the 2011 Share Incentive Plan. Shares that are subject to Awards that are forfeited, are cancelled, expire, terminate or lapse without payment of consideration will not reduce the total number of shares that may be issued under the 2011 Share Incentive Plan. In the event of any share split, share dividend, reorganization, recapitalization, merger, consolidation, spin-off or other such change in our capitalization, the Committee has the discretion to make adjustments to (i) the number or kind of shares authorized for issuance or covered by outstanding Awards, (ii) the exercise price of options and SARs, (iii) the maximum number of shares for which Awards may be granted in any calendar year and/or (iv) any other affected terms of such Awards in order to prevent dilution or enlargement of benefits.

Change in Control.  Upon a “change in control” (as defined in the 2011 Share Incentive Plan), the Committee may, but shall not be obligated to, accelerate the vesting and exercisability of options and SARs and the vesting of restricted shares and other share-based awards, cancel Awards for fair value (as determined by the Committee), provide for the issuance of substitute Awards with substantially similar terms or, with respect to options, give the Award recipients the opportunity to exercise their options during the 15 days before the change in control and cancel unexercised options at the time of the change in control. With respect to any awards that constitute “deferred compensation” under Section 409A of the Code, however, no payment will be accelerated unless the change in control constitutes a “change in control event” as defined under the United States Treasury Department’s regulations, and if the change in control does constitute a “change in control event,” the restrictions will lapse and the Award will become vested, payable in full and immediately settled and distributed.

Limitation on Transferability of Awards.  Except as otherwise provided in an award agreement, Awards may not be sold, transferred, or assigned other than by will or the laws of descent and distribution. Awards exercisable after the death of Award recipients may be exercised by their legatees, personal representatives or distributees.

Resale Restrictions.  The ordinary shares that may be issued under the 2011 Share Incentive Plan may not be resold except in compliance with the terms, conditions and restrictions set forth in our bye-laws and applicable securities laws. Shares acquired pursuant to the 2011 Share Incentive Plan by one of our “affiliates,” as that term is defined in Rule 405 of the Securities Act, may be resold only pursuant to the registration requirements of that act or an applicable exemption therefrom. In addition, acquisitions and dispositions of our ordinary shares or derivative securities by persons subject to Section 16 of the Exchange Act within any period of less than six months, may permit us to recapture any profit from such transactions pursuant to Section 16(b) of that act. Although Section 16 does not apply as of the date of this 2011 Share Incentive Plan information document, it may apply in the future and would apply if the Company no longer qualifies as a “foreign private issuer” under the U.S. securities laws.

Expiration, Amendment and Termination of the Plan and Awards.  No Awards may be granted under the 2011 Share Incentive Plan after February 4, 2021. Our Board or the Committee may amend or terminate the 2011 Share Incentive Plan at any time. The 2011 Share Incentive Plan also gives the Committee the authority to waive the terms and conditions of outstanding Awards; provided, however, that the Award recipients’ consent is required of any amendment that would adversely affect the Award recipients’ rights under an outstanding Award, and shareholder approval is required of any amendment that would increase the number of shares that may be delivered under the 2011 Share Incentive Plan or that would permit the reduction of the exercise price of options or SARs (except for reductions in connection with anti-dilution adjustments made in connection with stock splits, reorganizations or similar events, as described above).

Certain U.S. Federal Income Tax Consequences.  The following is a brief description of the U.S. federal income tax consequences of the 2011 Share Incentive Plan and Awards that may be granted under the 2011 Share Incentive Plan. It assumes that Award recipients are U.S. citizens or are resident in the U.S. For purposes of this section, (i) “Affiliate” means any of our direct or indirect subsidiaries, (ii) a “U.S. Affiliate” means any Affiliate that is domiciled or has an office in the United States, and (iii) a “Foreign Affiliate” means any other Affiliate.

The 2011 Share Incentive Plan is not qualified under Section 401(a) of the Code. In general, we and our Foreign Affiliates will not be subject to U.S. federal income tax unless we or they engage in a trade or business in the United States. We and our Foreign Affiliates, other than Aspen Re, endeavor to operate and intend to continue operating so that we and they will not be engaged in a trade or business in the United States or have an office or fixed place of business in the United States. Our U.S. Affiliates are U.S. corporations and, consequently, are U.S. taxpayers.

This summary does not address every tax consideration. This summary is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant with respect to the 2011 Share Incentive Plan.

The grant of ISOs or NQSOs and the exercise of ISOs do not result in any U.S. federal income tax consequences for us or our Affiliates (unless the ISO shares are sold in connection with the exercise and such disposition results in a disqualifying disposition).

If Award recipients have been granted an option, a SAR or other equity award under the 2011 Share Incentive Plan and they are employed by one of our U.S. Affiliates, we consider such Award recipients to be “U.S. grantees.” As U.S. grantees, if Award recipients recognize ordinary income from the exercise of an NQSO, the U.S. Affiliate for which Award recipients perform services should be entitled to a U.S. federal income tax deduction in the amount of the ordinary income Award recipients recognized. To the extent a U.S. grantee recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the U.S. Affiliate should also be entitled to a corresponding deduction for the year in which the disqualifying disposition occurs.

The U.S. Affiliate will report to the Internal Revenue Service (“IRS”) any ordinary income a U.S. grantee realizes by reason of the exercise of an NQSO or by reason of a disqualifying disposition of stock acquired upon exercise of an ISO. If Award recipients are employees of such U.S. Affiliate, the U.S. Affiliate will withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income Award recipients recognize upon the exercise of NQSO.

If Award recipients have been granted an Award under the 2011 Share Incentive Plan but are not U.S. grantees, they will not be subject to any U.S. income or employment tax withholding and any income recognized will not be reported to the IRS.

Share Appreciation Rights (SARs).  Grantees of SARs will realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received upon exercise of a SAR. The U.S. Affiliate for which U.S. grantees provide services (i) should be entitled to a corresponding deduction for U.S. federal income tax purposes, (ii) will report to the IRS any ordinary income recognized by a U.S. grantee and (iii) will withhold income taxes and employment taxes (and pay the employer’s share of employment taxes) on any ordinary income recognized by a U.S. grantee that is an employee of such U.S. Affiliate.

If Award recipients receive shares upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon how long Award recipients hold the shares before disposing of them.

Restricted Share Awards.  Grantees of restricted share awards will not be taxed and a U.S. Affiliate for which U.S. grantees provide services will not be entitled to a U.S. federal income tax deduction, at the time of grant to a U.S. grantee. However, when the restricted shares vest (i.e., are no longer subject to a substantial risk of forfeiture), Award recipients will recognize ordinary income in an amount equal to the fair market value of the shares less the amount Award recipients paid, if any, for the shares. Alternatively, Award recipients may file an election with the IRS within 30 days of the date Award recipients receive the restricted share award in which Award recipients elect to recognize ordinary income at the time of grant rather than at the time the restrictions lapse. The U.S. Affiliate for which U.S. grantees provide services should be entitled to a U.S. federal income tax deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee related to the grant of restricted shares. The U.S. Affiliate (i) will report to the IRS any ordinary income recognized by a U.S. grantee and (ii) will withhold income and employment taxes (and pay the employer’s share of employment taxes) on the ordinary income recognized by a U.S. grantee that is an employee of such U.S. Affiliate.

Restricted Share Units.  Grantees of restricted share units will not be taxed, and a U.S. Affiliate for which U.S. grantees provide services will not be entitled to a U.S. federal income tax deduction, at the time of grant to a U.S. grantee. However, when the restricted share units (and any associated dividend equivalent rights) vest (i.e., are no longer subject to a substantial risk of forfeiture), Award recipients will recognize ordinary income at that time equal to the amount of cash or fair market value of shares received (and any cash received in payment of associated dividend equivalent rights). The U.S. Affiliate for which U.S. grantees provide services should be entitled to a U.S. federal income tax deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee. The U.S. Affiliate (i) will report to the IRS any ordinary income recognized by a U.S. grantee and (ii) will withhold income and employment taxes (and pay the employer’s share of employment taxes) on the ordinary income recognized by a U.S. grantee that is an employee of such U.S. Affiliate.

Votes Required

Proposal No. 4 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE 2011 SHARE INCENTIVE PLAN.

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,

Patricia Roufca
Secretary

Hamilton, Bermuda
March 18, 2011
* * * * * * *

The Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2010, has been posted on the “Investor Relations” page of our website at www.aspen.bm. The Annual Report does not form any part of the material for the solicitation of proxies. Our process for distribution of our proxy materials and the content of this Proxy Statement differ in some respects from the distribution of proxy materials by a U.S. domestic issuer and the content of a proxy statement required to be filed by a U.S. domestic issuer because the Company is a “foreign private issuer”. Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2010. Upon written request of a Shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Annual Report on Form 10-K, please contact Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, Attn: Head of Investor Relations. In addition, financial reports and recent filings with the SEC, including the Annual Report on Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.bm.

Appendix A

ASPEN INSURANCE HOLDINGS LIMITED

2011 SHARE INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

a. “Act” means The Securities Exchange Act of 1934, as amended, or any successor thereto.

b. “Affiliate” means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

c. “Award” means an Option, Share Appreciation Right, Restricted Share or Other Share-Based Award granted pursuant to the Plan.

d. “Beneficial Owner” means a “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto) (except that a Person shall be deemed to have “beneficial ownership” of all Shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

e. “Board” means the Board of Directors of the Company.

f. “Change in Control” means the occurrence of any of the following events:

i. the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

ii. any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by a Person or Group if immediately after such acquisition a Person or Group who is a shareholder of the Company on the Effective Date continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring Person or Group;

iii. the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

iv. a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be referred to for purposes of this subsection (ii)(D) as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

For purposes of this definition of Change in Control, (i) “subsidiary” shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the first entity; and (ii) “holding company” shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

g. “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

h. “Committee” means the Compensation Committee of the Board or the full Board, as determined by the Board.

i. “Company” means Aspen Insurance Holdings Limited, a Bermuda corporation.

j. “Effective Date” means the date the Board approves the Plan.

k. “Employment” means a Participant’s employment with the Company or any of its Affiliates; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

l. “Fair Market Value” means, on a given date, (i) if there is a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there is not a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

m. “Group” means a “group”, as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

n. “ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d).

o. “Option” means a share option granted pursuant to Section 6.

p. “Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

q. “Other Share-Based Awards” means awards granted pursuant to Section 9.

r. “Participant” means an employee who is selected by the Committee to participate in the Plan.

s. “Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

t. “Plan” means the Aspen Insurance Holdings Limited 2011 Share Incentive Plan.

u. “Restricted Shares” means any Share granted pursuant to Section 8.

v. “Shares” means ordinary shares, par value 0.15144558 cent per share, in the capital of the Company.

w. “Share Appreciation Right” means a share appreciation right granted pursuant to Section 7.

x. “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.	Shares Subject to the Plan

The total number of Shares that may be issued under the Plan is 3,000,000. The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares that are subject to Awards (or portions thereof) that are forfeited, are cancelled, expire, terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration

a. The Plan shall be administered by the Committee. The Committee may, as permitted by applicable laws, delegate to any subcommittees or individuals as determined by and pursuant to such conditions and limitations as the Committee may deem appropriate in its sole discretion any of its authorities and responsibilities (including the power and authority to make awards to individuals who are not “insiders” subject to Section 16(b) of the Securities Exchange Act of 1934 or who are not expected to be “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended).

b. The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Subject to Section 5(b), Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

c. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

d. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5.	Limitations

a. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

b. Without the approval of the shareholders of the Company, the Company shall not adjust an Option or Share Appreciation Right or exchange an Option or Share Appreciation Right with another Option or Share Appreciation Right that would result in an Award with a lower Option Price or exercise price (except for adjustments pursuant to Section 10 of the Plan).

c. Notwithstanding any provision of the Plan other than Section 10, the number of Shares under the Plan that may be issued in connection with grants of ISOs shall not exceed 3,000,000 Shares.

d. Notwithstanding any other provision of the Plan to the contrary, Restricted Shares and Other Share-Based Awards (i) that vest on the basis of the Participant’s continued Employment shall be subject to a minimum vesting schedule of at least three years and (ii) that vest on the basis of the attainment of performance goals shall provide for a minimum period that ends no earlier than the first anniversary of the commencement of the period over which performance is evaluated; provided, however, that the foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability or retirement of the Participant or upon an actual Change in Control. Notwithstanding the foregoing, Restricted Shares and Other Share Based Awards with respect to 5% of the maximum aggregate number of Shares available for the purpose of Awards under the Plan pursuant to Section 3 may be granted under the Plan to any one or more Participants without respect to such minimum vesting provisions.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine

a. Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

b. Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

c. Exercise of Options.  Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

d. ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), including without limitation that the Option Price shall not be less than 100% of the Fair Market Value of the Shares on the date the ISO is granted. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified share options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified share option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified share options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

e. Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Share Appreciation Rights

a. Grants.  The Committee may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

b. Terms.  The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Share Appreciation Right is granted, except that, notwithstanding the foregoing, in the case of a Share Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The date a notice of exercised is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

c. Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.

8.	Restricted Shares

a. Grant.  Subject to the provisions of the Plan, the Committee shall determine the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards.

b. Transfer Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

c. Voting Rights.  Unless otherwise determined by the Committee and set forth in the applicable Award agreement, to the extent permitted or required by applicable law, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares during the period in which the Restricted Shares are subject to forfeiture to the Company.

d. Dividends.  Dividends paid on any Restricted Shares may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

9.	Other Share-Based Awards

a. Generally.  The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

10.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

a. Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under this Plan as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Shares or Performance-Based Awards) may be granted during a calendar year to any Participant, (iii) the Option Price or exercise price of any Share Appreciation Right, and/or (iv) any other affected terms of such Awards.

b. Change in Control.

i. In the event of a Change in Control, the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as reasonably determined in the discretion of the Committee) which, in the case of Options and Share Appreciation Rights, may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Share Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights) over the aggregate exercise price of such Options or Share Appreciation Rights or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

ii. Notwithstanding the provisions of Section 10(b)(i), (A) in the event of a Change in Control, no payment shall be accelerated for any Award which constitutes “deferred compensation” under Section 409A of the Code unless such Change in Control is a “change in control event” as defined in Section 1.409A-3(i)(5) of the United States Treasury Department Regulations and (B) to the extent that a Change in Control does constitute a “change in control event” as defined in Section 1.409A-3(i)(5) of the United States Treasury Department Regulations, then, with respect to any Award which would be considered “deferred compensation” under Section 409A of the Code on the date of such Change in Control, the restrictions and other conditions applicable to any such Award shall lapse, and such Award shall become vested, payable in full and immediately settled and distributed.

11.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.	Successors And Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) without the approval of the shareholders of the Company, to Section 5(b), relating to repricing of Options or Share Appreciation Rights, to permit such repricing; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15.	Conflicts of Law; International Participants

The Committee may, in its sole discretion, amend the terms of the Plan or Awards in order (i) to comply with United States Federal law or the rules of any securities exchange in the United States or (ii) with respect to Participants who reside or work outside the United States of America, to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

16.	Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

17.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

18.	Arbitration

In the event of any controversy between a Participant and the Company arising out of, or relating to, this Plan or an Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, London or Bermuda as agreed by the parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

19.	Section 409A Compliance

The provisions of this Plan and any Awards made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the United States Department of the Treasury or the Internal Revenue Service.

20.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Aspen Insurance
Holdings Limited

INTERNET
http://www.proxyvoting.com/ahl
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
94315
▼ FOLD AND DETACH HERE ▼
          The Board of Directors recommends a vote “FOR” each proposal listed below.

Please mark your votes as indicated in this example	☒
     Please see description of proposals on bottom portion of this card.

		For	Against	Abstain
Proposal 1
To approve the compensation of the Company’s Named Executive Officers, as disclosed in our annual report on Form 10-K, filed on February 25, 2011, as part of the non-binding advisory vote for Say-On-Pay.
		☐	☐	☐

		For	Withhold All	For All Except
Proposal 2	To re-elect (1) Mr. Christopher O’Kane, (2) Mr. John Cavoores, (3) Mr. Liaquat Ahamed, and (4) Ms. Heidi Hutter and elect (5) Mr. Albert Beer as Class I directors of the Company.	☐	☐	☐

		For	Against	Abstain
Proposal 3
To appoint KPMG Audit plc (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and to authorize the Board through the Audit Committee (the “Audit Committee”) to set the remuneration for the independent registered public accounting firm.
		☐	☐	☐

		For	Against	Abstain
Proposal 4	To approve the 2011 Share Incentive Plan.	☐	☐	☐

To withhold authority for any individual nominee under Proposal 2, write the number of each nominee you wish to withhold on the line(s) below:

Mark Here for Address Change or Comments SEE REVERSE	☐

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Date	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
▼FOLD AND DETACH HERE▼
ASPEN INSURANCE HOLDINGS LIMITED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2011
     The undersigned hereby appoints Christopher O’Kane and Richard Houghton, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held on April 28, 2011, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.
     Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, c/o BNY Mellon Shareowner Services, attn: Proxy Processing, P.O. Box 3550, South Hackensack, NJ 07606-9250, in the accompanying envelope.
     This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR each proposal listed below and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting.
     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 28, 2011.
     The proxy statement and annual report to security holders are available at http://www.aspen.bm.

Address Change/Comments
(Mark the corresponding box on the reverse side)

                    (Continued on reverse side)
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
WO#
94315